U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ELAST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

    NEVADA                             3845                     88-0380544
    ------                             ----                     ----------
(State or other            (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of             Classification Code Number)      Identification No.)
incorporation or
 organization)

2505 Rancho Bel Air, Las Vegas, Nevada                          89107
--------------------------------------------------------------------------------
(Address of registrant's principal executive offices)         (Zip Code)

                                  702.878.8310
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

       Title of each class           Amount      Proposed maximum  Proposed maximum
          of securities              to be        offering price      aggregate          Amount of
         to be registered          registered      per share(1)   offering price(1)   registration fee
------------------------------  ---------------- ---------------- -----------------  -----------------
Common Stock, $.001 par value   450,000 shares     $4.00          $1,800,000.00         $475.20
------------------------------  ---------------- ---------------- -----------------
Common Stock, $.001 par value   625,000 shares     $1.84375(1)    $1,152,343.70(1)      $304.22
==============================  ================ ================ =================  =================

(1) Selling Shareholder's stock registration fee was calculated pursuant to Rule 457(c) of Regulation C using the average of the bid and ask prices per share of the Registrant's common stock, as reported on the OTC Bulletin Board for December 1, 1999.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus

                            ELAST TECHNOLOGIES, INC.,
                              a Nevada corporation

                1,075,000 Shares of $.001 Par Value Common Stock

This prospectus ("Prospectus") relates to 1,075,000 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Elast Technologies, Inc., a Nevada corporation (the "Company"). The Company is selling 450,000 shares of its Common Stock to three (3) accredited investors. Moreover, the Company is registering 625,000 shares of Common Stock held by the persons named in this Prospectus under the caption "Selling Stockholders." The Shares are outstanding shares of Common Stock, or will be outstanding shares of Common Stock acquired upon exercise of options, warrants or the exchange of certain securities, owned
by  the  Selling   Stockholders.

The Selling Stockholders may from time to time sell the Shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

The Company will realize $1,800,000 from the sale of 450,000 shares of its Common Stock, and will use those funds to pay for the costs of the offering, to fund futher research and development activities, and for working capital. See "Use of Proceeds." All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. The Company will receive no part of the proceeds of any sales made by the Selling Shareholders hereunder. See "Selling Stockholders."

The Selling Stockholders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The Shares have not been registered for sale by the Selling Stockholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the States in which transactions occur or the existence of any exemption from registration.

The Company participates in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. The Company's common stock trades on the OTC Bulletin Board under the trading symbol "ESTG." On December 1, 1999, the closing bid and asked prices of the Common Stock as reported on the OTC Bulletin Board were $1.6875 and $2.00, respectively.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is December 1, 1999

Item 3. Summary Information and Risk Factors.

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, WHICH CONTAINS MORE DETAILED INFORMATION WITH RESPECT TO EACH OF THE MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL AS OTHER MATTERS NOT COVERED IN THE SUMMARY. ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY AND WITH THEIR OWN TAX, LEGAL AND BUSINESS ADVISORS.

The Company:        The principal business address of the Company is 2505 Rancho
                    Bel Air, Las Vegas, Nevada 89107; the Company's main business telephone number is 702.878.8310.


Business of the     The  Company is a Nevada  corporation  which was  originally
Company:            incorporated  to engage in any  lawful act or  activity  for which  corporations  may  be  organized  under  the  General
                    Corporation  Law of Nevada.  The  Company  manufactures  and markets medical devices and is presently continuing research
                    and   development   activities   relating   to  a   patented
                    allergy-testing  device the "ELAST Device",  U.S. Patent No.
                    5413113,  issued on or about May 9, 1995)  which the Company owns the rights to develop,  test,  manufacture  and market.
                    The  Company   believes  its  current  cash   resources  are
                    sufficient to fund its research and  development  activities relating to the ELAST Device over the next 6 months.  It may be necessary to raise additional funds to complete prototype development and limited clinical trials of the ELAST Device.
                    However,  if the ELAST Device performs as  anticipated,  the
                    Company  believes  that it will be able to raise  the  funds necessary to begin  production  of the ELAST Devices for the
                    North  American and  international  clinical  trials and the
                    Food and Drug  Administration  ("FDA") approval process - by the sale of its capital  stock,  debt, or licensing  certain proprietary rights.  Should the development of the prototype or  clinical  testing of the  prototype  take more time than
                    anticipated,   or  if  the   results  of   testing   require
                    significant  modifications  to the ELAST Device,  sufficient funds may not be  available to enable the ELAST Device to be completed  and  brought to market  during the next 6 months.
                    The  Company is  currently  negotiating  proposed  marketing agreements  for various  territories  and plans to negotiate
                    and  enter  into   additional   marketing   agreements  with
                    appropriate  distributors and marketing  agents.  Other than the ELAST Device,  the Company does not  currently  have any plans to develop other products. The Company may acquire the right to sell or  distribute  existing  products,  or obtain
                    licensing,  marketing,   distribution  or  other  rights  to
                    compatible products.  Therefore, other than costs related to the continued  development of the ELAST Device,  the Company does not anticipate significant  expenditures on acquisition or development  of other products  during the current fiscal year.  The  Company  will focus its  initial  marketing  and
                    distribution   efforts   on   development   and   commercial
                    exploitation of the ELAST Device. The present plan is to lease or license the ELAST Device. This plan could minimize variable costs and create an informed and updated client base. In the last six months, significant developments in the ELAST Device's capabilities have resulted from the Company's research and development efforts. Specifically, the Company believes its recent tests demonstrate that the ELAST Device is capable of successfully isolating the electrical energy signal emanating from the human body.

                    To further advance the research and development of the ELAST Device, and to validate the scientific principle of bio-voltage measurement, an extensive period of testing will commence in conjunction with an academic facility. The Company is having discussions with the University of California at Irvine ("UCI") and San Diego State University. The process of collaboration needs to be reviewed by the Company's Board of Directors, after acceptance of a testing program by one of the faculties of these institutions. UCI and San Diego State University have both expressed faculty interest in testing the ELAST Device.

                    Once the initial testing of the ELAST Device is completed, the Company will manufacture, or cause to be manufactured, about 10 units of the ELAST Device, which will be provided to a selected group of physicians and scientists. The Company's operating plan is to develop the ELAST Device as a stand-alone device which is user- friendly and fully self-contained. Once the ELAST Device gains acceptance in the medical community, the Company anticipates that a patient home-testing unit may be developed.

State of            The Company was  incorporated  pursuant to the provisions of
organization of     the  General  Corporation  Law of Nevada on November 5, 1996
the Company:        under the name Med Mark,  Inc.  Pursuant to a Plan of Merger filed with the Delaware Secretary of State, on or about June
                    30,  1998,  Elast  Technologies   Corporation,   a  Delaware
                    corporation,  merged  with and into Elast  Merger,  Inc.,  a
                    Nevada corporation,  which was a wholly-owned  subsidiary of
                    Med Mark, Inc. Shareholders who formerly held stock in Elast
                    Technologies  Corporation  received  four (4)  shares of Med
                    Mark,  Inc.  common  stock  for each  share  of their  Elast
                    Technologies  Corporation common stock, with the result that the former  shareholders of Elast  Technologies  Corporation held a controlling  interest in Med Mark,  Inc.  immediately
                    after  the  merger.   On  or  about   October  27,  1998,  a
                    Certificate of Amendment to the Articles of Incorporation of Med Mark, Inc. was filed with the Nevada Secretary of State changing the Company's name from Med Mark, Inc. to Elast
                    Technologies, Inc.

Risk  Factors:      A purchase of the Common Stock  involves  various risks that must be  considered  carefully by any  potential  purchaser.
                    Those risks include, but are not necessarily limited to, (i)
                    there can be no assurance  that the products and services of the  Company  will  achieve a  significant  degree of market acceptance,  and  that  acceptance,  if  achieved,  will  be sustained  for any  significant  period or that  product and service  life  cycles  will  be  sufficient  (or  substitute products  and services  developed)  to permit the Company to recover  associated  costs;  (ii) the  Company has a limited operating  history upon which an evaluation of the Company's prospects  can be made;  (iii) the officers and directors of the Company may be subject to various conflicts of interest;
                    (iv)   substantially  all  of  the  Company's  products  and
                    services  are  subject  to  significant   regulation,   and,
                    therefore,  the  Company's  ability to generate  significant revenues will depend upon, among other things, the Company's ability  to  comply  with  all  such  regulations,  laws and statutes,  both in the United States and in other countries;
                    (v) the Company may be required to raise  substantial  funds in order to  implement  its business  plans and  objectives;
                    (vi) the Company is subject to significant  competition from
                    other   medical   device   manufacturers,   suppliers,   and
                    distributors; (vii) the results of operations of the Company may vary from  period to period as a result of a variety  of factors;  (viii) the market for the products and services of the Company is characterized by continuous
                    development  and  introduction of new products and services;
                    (ix) changing political,  economic and regulatory influences may affect the  business  practices  and  operations  of the
                    Company;  (x) the Company is dependent on its key  personnel and management;  (xi) the Company does not anticipate paying dividends  on its Common  Stock in the  foreseeable  future;
                    (xii)  there  can  be  no  assurance   that  the   Company's
                    operations will become profitable; (xiii) the Company may fail to become compliant with Year 2000 computer programming issues; and (xiv) the Company's communications providers, customers, or other third parties may fail to become compliant with Year 2000 computer programming issues. See
                    "RISK  FACTORS".

The Shares:         The Shares offered hereby are  outstanding  shares of Common
                    Stock,  or  will  be  outstanding  shares  of  Common  Stock acquired upon  exercise of options or warrants,  and will be owned by the  persons  named in this  Prospectus  under  the
                    caption   "Selling   Stockholders."   The  Shares  currently
                    outstanding, were acquired by the Selling Stockholders in various transactions, all of which were exempt from the registration provisions of the 1933 Act.

Estimated use       The Company will realize $1,800,000 from the sale of 450,000
of proceeds:        shares of its Common Stock,  and will use those funds to pay for the costs of the offering, to fund further research and development activities, and for working capital. The Company will not receive any of the proceeds from the sale of the Shares by Selling Shareholders. See "Selling Stockholders and "Use of Proceeds."


                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any of the Shares offered hereby. A purchase of the Shares offered hereby is speculative in nature and involves a high degree of risk. No purchase of the Shares should be made by any person who is not in a position to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF SHARES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on the Company's results of operations are the effects of various governmental regulations, the fluctuation of the Company's direct costs and the costs and effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

Limited Operating History. The Company has a very limited operating history upon which an evaluation of the Company's prospects can be made and is currently engaged primarily in research and development activities. The Company has not generated any revenues and does not anticipate generating any revenues in its current fiscal year. The Company's prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of medical devices. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that the efforts of the Company will result in successful product and service commercialization. There can be no assurance that the Company will be able to achieve profitable operations.

Regulatory  Approvals  May Not Be  Granted.  A  "medical  device"  is defined by
Section  201(h) of the Food,  Drug and Cosmetic Act, Title 21 United States Code
Section 321 as an instrument, apparatus, or machine which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man and other animals. Confusion sometimes exists between unregulated consumer products and medical devices. Products are not considered medical devices if they have general utility and are not dedicated to medical applications. Such products are subject to the Consumer Product Safety Act.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and other similar government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical products such as the ELAST Device can be marketed, including, but not limited to, premarket notification to the FDA. Various federal, state and foreign statutes may also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing. The ELAST Device may be subject to (i) the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, cited above; (ii) the Medical Device Reporting Rule implemented by the FDA in 1984; (iii) the standards for medical device manufacturers promulgated by the FDA; and (iv) other rules and regulations developed, implemented and enforced by the Center for Devices and Radiological Health, an FDA sub-agency. However, the FDA Modernization Act of 1997 ("1997 Act") exempts from premarket notification devices that do not present a potential unreasonable risk of illness or injury. The 1997 Act also directs the FDA to concentrate its postmarket surveillance on higher risk devices. Moreover, the 1997 Act expanded the FDA's pilot program pursuant to which the FDA accredits third party experts to conduct the initial review of all low-to-intermediate risk devices. The Company believes that the ELAST Device is such a low-to-intermediate risk device and, therefore, may be subject to the exemptions from premarket notification specified in the 1997 Act. If such is not the case, the ELAST Device may be subject to premarket notification and, therefore, subject to significant delay before being offered for sale, which would have a material adverse effect on the financial condition of the Company.

Obtaining such approvals and maintaining ongoing compliance with these requirements can require the expenditure of significant resources. To date, the Company has not determined what procedures, if any, will be required in this regard and has not begun any of these procedures. The Company is currently investigating the possibility that the ELAST Device falls in a category for which FDA approval has already been given. The Company anticipates that the ELAST Device may be included in such a category, but research is currently being conducted by the Company to determine the appropriate regulatory requirements. In addition, regulatory testing and approval would require significant funding. In the event that such funding exceeded the present financial resources of the Company, the Company would have to receive additional capital to market the ELAST Device. An inability to obtain additional financing may have a material adverse effect on the Company, including the possibility that the Company would be forced to curtail its operations significantly or to cease its operations altogether.

Competition. Because the ELAST Device is based on a new concept in diagnostics and is patented, there are currently no direct competitors marketing a similar product. However, competition in the medical products industry, generally, is intense. The Company and its subsidiary compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with the products developed and offered by the Company and its subsidiary. There can be no assurance that other technologies or products which are functionally equivalent or similar to the technologies and products of the Company and its subsidiary have not been developed or are not in development. The Company expects that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by the Company. Many of these competitors have greater financial and other resources, and more experience in research and development, than the Company.

For example, according to its 1994 Annual Report, Bayer Corporation (formerly Miles, Inc.) holds over 50% of the worldwide allergy testing market, exclusive of in vitro testing. In 1994, Pharmacia (now Pharmacia & Upjohn, Inc.) held approximately 73% of the worldwide market share for in vitro allergy tests. The Company's additional competitors in this area include Sanofi, Ciba Corning and Diagnostic Products Corporation.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render the products of the Company obsolete and noncompetitive. Most of the competitors of the Company have substantially greater experience, financial and technical resources and production, marketing and development capabilities than the Company. If the Company commences commercial sales of its products, it will also be competing with respect to manufacturing efficiency and sales and marketing capabilities. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular service or technology, the competitors of the Company may have an advantage over the Company with respect to services and technologies first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their services and technologies. Such managed accounts present significant competitive barriers to the Company. There can be no assurance that competitors have not or will not succeed in developing technologies and services that are more effective than any which have been or are being developed by the Company or which would render the products of the Company obsolete and noncompetitive.

Compliance with Environmental Laws. The Company's management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the ELAST Device; accordingly, management of the Company believes that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. The Company believes that it is presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations. Furthermore, in the event the Company licenses the manufacturing rights, of the ELAST Device, to third parties, the Company will not become subject to any such restrictions. However, at some time in the future, the research, development, manufacturing and production processes of the Company may involve the controlled use of hazardous materials. The Company may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result, and any such liability could exceed the financial resources of the Company. In addition, there can be no assurance that in the future the Company will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. The Company cannot estimate the potential costs of complying with local, state, and federal environmental laws.

Uninsured Loss; Acts of God. The Company currently carries and maintains (list types of insurance the Company has now; for example, a comprehensive general liability insurance policy, an employer's liability policy, worker's compensation, etc.; also is there any liability insurance required pursuant to the commercial lease for the Company's business premises). The

Company may also carry and maintain other business insurance of the types customarily carried by similar businesses. However, there are certain types of extraordinary occurrences which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, the Company's research and development facilities' telecommunications and computer systems could be rendered inoperable for protracted periods of time, which would adversely affect the Company's financial condition. In the event of a major civil disturbance, the Company's operations could be adversely affected. Should such an uninsured loss occur, the Company could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds.

The business of the Company will expose the Company to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. The Company presently has no product liability insurance, and there can be no assurance that the Company will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. The Company faces an inherent business risk of exposure to product liability and other claims in the event that the development or use of its technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that the Company will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect the Company's business, financial condition and results of operations. While the Company has taken, and will continue to take, what it believes are appropriate precautions, there can be no assurance that the Company will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed by the Company. A product liability claim could have a material adverse effect on the Company's business, financial condition and results of operations.

Market Forces. As with any relatively new business enterprise operating in a specialized and intensely competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, and lack of operating experience. Many of the risks may be unforeseeable or beyond the control of the Company. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to market its services and sell enough products to generate sufficient revenues and continue as a going concern. The strategy of the Company for growth is substantially dependent upon its ability to market its products and services successfully. There can be no assurance that the Company will be able to market its services on acceptable terms, or at all. Failure of the Company to market its services successfully could have a material adverse effect on the Company's business, financial condition or results of operations.

Future Capital Needs and Uncertainty of Additional Funding. The medical products industry is rapidly changing through the continuous development and introduction of new products. The strategy of the Company for growth is substantially dependent upon its ability to successfully introduce the ELAST Devices. Accordingly, the ability of the Company to compete may be dependent upon the ability of the Company to enhance and improve its products continually. There can be no assurance that competitors will not develop technologies or products that render the products of the Company obsolete or less marketable. The Company may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, the Company does not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

During the last three quarters, the issuance of common stock resulted in net cash flow to the Company of $558,232. Because of the significant increase in the Company's operating costs, the Company had a net increase in cash of $332 during the nine month period ended September 30, 1999, as compared to a net increase in cash of $269,419 during the nine month period ended September 30, 1999. At September 30, 1999, the Company had cash and equivalents of $227,149, and property and equipment with a net value of $21,060, with liabilities of $4,480.

On July 7, 1999, certain Australian investors paid $250,000 to the Company for purchase of 500,000 shares of the Company's common stock and 500,000 detachable warrants granting certain rights to purchase an additional 500,000 shares of the Company's common stock. On October 15, 1999, the final payment of $250,00 was received by the Company. The cash and equivalents constitute the Company's present internal sources of liquidity. Because the Company is not yet generating revenues from the sale or licensing of its products, the Company's only external source of liquidity is the sale of its capital stock.

The Company believes its current cash resources are sufficient to complete prototype development and limited clinical trials of the ELAST Device. If the ELAST Device performs as anticipated, the Company believes that it will be able to raise the funds necessary to begin production of the ELAST Devices - for the North American and international clinical trials and the FDA approval process - through the sale of equity, debt, or licensing. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the time period currently anticipated by the Company. Failure to complete its research and development program will have a significant adverse affect on the business operations of the Company.

Limited Protection of Proprietary Technology. The Company will attempt to protect its proprietary technology through the enforcement of its patent and by applying for additional patent protection when appropriate. The Company exclusively owns any and all software and other technology that it develops and regards such technology as proprietary. The Company may rely on a combination of patent, trademark and trade secret laws, as well as through contractual restrictions on disclosure, copying and distribution (including but not limited to confidentiality agreements with its employees and subcontractors), to attempt to protect its intellectual property rights in its products and services. There is a possibility that such patent, trademark and trade secret laws, as well as such confidentiality agreements, may not be enforceable in certain jurisdictions. It may be possible for unauthorized third parties to copy the Company's products or to reverse engineer or obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies. In addition, because the Company anticipates distributing its products internationally, the laws of certain countries in which the Company's products and services are or may be distributed or utilized may not protect the Company's products and intellectual rights to the same extent as the laws of the United States. There can be no assurance that third parties will not assert infringement claims against the Company in the future or that any such assertion will not result in costly litigation or require the Company to obtain a license to intellectual property rights of third parties. If the Company were required to so obtain any such licenses, there can be no assurance that such licenses will be available on reasonable terms, or at all. Moreover, in the event the Company was forced to sue third parties for patent infringement or unfair competition, such litigation can be extremely costly and time consuming, and may have a significant adverse affect on the Company's business and operations, even if the Company prevails in such lawsuit.

Rapid Technological Change. The medical devices industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. The Company must continuously update its existing and planned products and services to keep them current with changing technologies and must develop new products and services, to take advantage of new technologies that could render the Company's existing products and services obsolete. The Company's future prospects are highly dependent on its ability to increase the functionality of its products and services in a timely manner and to develop new products that address new technologies and achieve market acceptance. There can be no assurance that the Company will be successful in these efforts. If the Company were unable to develop and introduce such products and services in a timely manner, due to resource constraints or technological or other reasons, this inability could have a material adverse effect on the Company's results of operations. In particular, the introduction of new products and services are subject to the inherent risk of development delays and delays in obtaining regulatory approvals, all of which are beyond the control of the Company.

Key Personnel. The future success of the Company will depend in part on the service of its key personnel and, additionally, its ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the areas of the activities of the Company, and there can be no assurance that the Company will be able to continue to attract and retain such personnel necessary for the development of the business of the Company. Because of the intense competition, there can be no assurance that the Company will be successful in adding personnel as needed to satisfy the staffing requirements of the Company. Failure to attract and retain key personnel could have a material adverse effect on the Company.

Conflicts of Interest. The persons serving as officers and directors of the Company may have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time, in that those persons shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company .

Dependence on Management. The Company is dependent on the efforts and abilities of its senior management. The loss of various members of that management could have a material adverse effect on the business and prospects of the Company. The members of the Board of Directors of the Company believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from the service of the Company. There is no assurance, however, that upon the departure of key personnel from the service of the Company that replacement personnel will cause the Company to operate profitably.

Limitation on Liability of Officers and Directors of the Company. The Articles of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company. DISCLOSURE OF POSITION OF COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE 1933 ACT AND IS, THEREFORE, UNENFORCEABLE.

Penny Stock Regulation. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's common stock becomes subject to the penny stock rules, purchasers of Shares may find it more difficult to sell their Shares.

Control by Existing Stockholders; Anti-Takeover Provisions. The Company's directors, officers and principal (greater than 5%) stockholders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 27.2% of the Company's outstanding Common Stock. Certain principal stockholders are directors or executive officers of the Company. As a result of such ownership, these stockholders may be able to exert significant influence, or even control, matters requiring approval by the stockholders of the Company, including the election of directors. In addition, certain provisions of Nevada law and of the Company's Articles of Incorporation and Bylaws could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Securities Market Factors. The Common Stock is quoted on the OTC Bulletin Board. However, no assurance can be given that an active public market will develop or be sustained. Factors such as announcements of the introduction of new or enhanced products by the Company or its competitors and quarter-to-quarter variations in the Company's results of operations, as well as market conditions in the technology and emerging growth company sector, may have a significant impact on the market price of the Company's shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

No Foreseeable Dividends. The Company does not anticipate paying dividends on the Common Stock in the foreseeable future; but, rather, the Company plans to retain earnings, if any, for the operation and expansion of the business of the Company.

No Assurances of Revenue or Operating Profits. There can be no assurance that the Company will be able to develop consistent revenue sources or that is operations will become profitable.

Federal Income Tax Consequences. The Company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of Common Stock by the Selling Stockholders. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Shares.

Impact of the Year 2000. The Year 2000 (commonly referred to as "Y2K") issue results from the fact that many computer programs were written using two, rather than four, digits to identify the applicable year. As a result, computer programs with time-sensitive software may recognize a two digit code for any year in the next century as related to this century. For example, "00", entered in a date-field for the year 2000, may be interpreted as the year 1900, resulting in system failures or miscalculations and disruptions of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities.

In order to improve operating performance, the Company has undertaken a number of significant systems initiatives. All hardware, software and communication systems owned by or supplied to the Company have been analyzed by reviewing all relevant product and service manuals, contacting vendors, and on-line research of relevant vendor websites. The Company also conducted on-line vendor reviews of its desktop Pentium computers and its Windows 95 and Microsoft Office software. For other software, the Company contacted the providers, reviewed the relevant manuals, and reviewed vendor websites to ensure Y2K compliance. The Company also considered and reviewed Y2K compliance of its power-backup systems suppliers.

An ancillary benefit of the Company's systems initiatives specified above is that the resulting systems are Year 2000 compliant. The Company (i) has completed an assessment of each of its operations and their Year 2000 readiness,
(ii) has determined that appropriate  actions have been and are being taken, and
(iii) believes that it has completed its overall Year 2000 remediation prior to any anticipated impact on its operations. The Company has determined that the Year 2000 issue will not pose significant operational problems for its computer systems.

In a worst case scenario, the Company's suppliers and customers could be adversely affected by the non-compliance of banks, communications providers, utilities, common carriers, the Company's customers, potential customers and other sources known and unknown to the Company. Widespread breakdowns in the telecommunications industry would have an adverse affect on the Company's operations. The ultimate impact of the Y2K issue cannot be reasonably estimated at this time. Many

Y2K problems might not be readily apparent when they first occur, but instead could imperceptibly degrade technology systems and corrupt information stored in computerized databases, in some cases before January 1, 2000.

Item 4. Use of Proceeds

The Company will realize $1,800,000 from the sale of 450,000 shares of its Common Stock, and will use those funds to pay for the costs of the offering, to fund further research and development activities, and for working capital. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockolders.

Item 5. Determination of Offering Price

Price Range of Common Stock. The Company's stock is quoted on the OTC Bulletin Board (trading symbol:ESTG). Prior to the Company's participation on the OTC Bulletin Board, there was no public market for the Company's common stock. The Company's common stock has closed at a low of $1.50 and a high of $2.875 for the 52-week period ended December 1, 1999. This market is extremely limited and the prices for the Company's common stock quoted by brokers is not necessarily a reliable indication of the value of the Company's common stock.

The offering price of the Shares being sold by the Selling Shareholders was calculated pursuant to Rule 457(c) of Regulation C using the average of the bid and asked price of the Company's common stock, as reported on the OTC Bulletin Board as of a specified date within 5 business days prior to the date of the filing of this Registration Statement, specifically, as of December 1, 1999. On December 1, 1999, the closing bid and asked prices of the Common Stock as reported on the OTC Bulletin Board were $1.6875 and $2.00, respectively.

Item 6. Dilution

The Company has been a reporting company since May 2, 1999, which was the effective date of the Registration Statement on Form 10-SB which the Company filed with the Commission on March 3, 1999. The Company is selling 450,000 of the 1,075,000 Shares being registered hereby. The Shares are outstanding shares of Common Stock, or will be outstanding shares of Common Stock acquired upon exercise of options, warrants or the conversion of certain securities, owned by the persons named in this Prospectus under the caption "Selling Stockholders." The Selling Stockholders may from time to time sell the Shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. The purchase prices paid by officers, directors, promoters and affiliated persons for common equity purchased by them, or which they have rights to purchase, or which they acquired by means of related party transactions, are specified in this Prospectus under the captions "Security Ownership of Certain Beneficial Owners and Management", "Organization Within Last Five Years", and "Certain Relationships and Related Transactions".

Item 7. Selling Stockholders

The following table sets forth the number of Shares which may be offered for sale from time to time by the Selling Stockholders. None of the Selling Stockholders has held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Stockholders had or have any material relationship with the Company.

Dr. Ronald E. Miller                                                     200,000
Dr. Jeffrey R. Milman                                                    125,000
Dr. David L. Wang                                                        125,000
Riverplate Securities Pty Ltd.                                           375,000
Leominster Ltd.                                                           75,000
E.L. and P.L. Hamilton(1)                                                100,000

Nicholas Spencer(2)                                                       25,000
Melissa O'Sullivan                                                        50,000

(1)  Mr. Hamilton is a Senior Vice President of the Company.
(2)  Mr.  Spencer is a director of the Company.

Pursuant to the agreements by which certain of the Selling Stockholders acquired their Shares, the Company agreed to use its best efforts to file a registration statement for the resale of such Shares and to use its best efforts to cause such registration statement to be declared effective. Pursuant to those agreements, the Company will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Stockholders, and any stock transfer taxes payable by reason of any such sale.

Item 8. Plan of Distribution

The Company is selling 450,000 shares of its Common Stock to three (3) accredited investors. Moreover, the Company is registering 625,000 shares of Common Stock held by the persons named in this Prospectus under the caption "Selling Shareholders".

The Selling Stockholders may from time to time sell all or a portion of the Shares in the over-the-counter market, or on any other national securities exchange on which the Common Stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders may enter into, from time to time, other types of hedging transactions.

The  Selling   Stockholders   and  any   broker-dealers   participating  in  the
distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of Shares by the Selling Stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.

The Shares may also be sold pursuant to Rule 144 under the 1933 Act beginning two years after the Shares were issued, provided such date is at least 90 days after the date of this Prospectus.

The Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereunder.

Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders. The Company will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

Item 9. Legal Proceedings

There are no legal actions pending against the Company nor are any such legal actions contemplated, except as specified below:

There is presently a dispute regarding the validity of certain stock options relating to the purchase of certain shares of Elast Delaware's common stock. On or about May 14, 1999, Dr. Gary Marrone, the former Secretary of Elast Delaware and a former Director of Elast Delaware, notified the Company that he believed that the unexercised Elast Delaware stock options held by each Director of Elast Delaware had been converted into options to purchase up to 400,000 shares of the Company's common stock at a significantly reduced exercise price as a result of the Plan of Merger. The Company believes that Dr. Marrone's claim is without merit. The Company further believes that Dr. Marrone may take legal action with regard to this matter. The Company intends to vigorously oppose any such action.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

The directors and principal executive officers of the Company are as specified on the following table:

================================================================================
         Name               Age             Position
--------------------------------------------------------------------------------

Thomas Krucker               60     President and Director
================================================================================

Robert D. Milne, M.D.        53     Chairman of the Board of Directors
================================================================================

Edward L. Hamilton           62     Senior Executive Vice President and Director
================================================================================

Nicholas Spencer             38     Director
================================================================================

Michael Davis                46     Director
================================================================================

John D. Sheppard             44     Director
================================================================================

Thomas Krucker is the President, Chief Executive Officer, and a director of the Company. His term of office as a director expires in 1999. Mr. Krucker graduated from the University of Arizona in 1962 and received a Juris Doctorate degree from

Pepperdine University in 1969. Mr. Krucker served with Toyota USA in a key management position for approximately 20 years. Mr. Krucker was formerly the chief operating officer of Fun City Popcorn, Inc., a Nevada corporation which recently changed its name to Tone Products. Mr. Krucker left Tone Products to accept the office of President of the Company.

Robert D. Milne, M.D. is the Chairman of the Board of Directors of the Company. His term of office as a director expires in 1999. Dr. Milne is a board-certified family practice physician with extensive experience in allergy testing and preventative medicine. He is also the inventor of the ELAST Device. Before starting his own practice at the Milne Medical Center in Las Vegas, Nevada, Dr. Milne was Medical Director at the Omni Medical Center and also practiced medicine at the Nevada Clinic after previous assignments in emergency medicine and a family practice. Dr. Milne is the author of numerous papers in the medical field and has authored several books, including The Definitive Guide to Headaches and The Photon Connection Energy for the New Millennium.

Edward L. Hamilton is the Senior Executive Vice President of Corporate Affairs and a director of the Company. During the past 5 years, Mr. Hamilton has been involved with the United Nations Childrens' Foundation, producing a special program to educate children worldwide called the "Magic Seven". Mr. Hamilton was also the Chief Executive Officer of Cobba Productions, Inc., which, in conjunction with Mr. Film of Venice and Pulse Entertainment California created 3- dimensional computer animation. He has also been a consultant for international marketing to Klamath Falls Algae. Mr. Hamilton has an extensive background in international business, with particular emphasis on start-up companies, finance, management and planning corporate strategy.

Nicholas Spencer is a director of the Company. Mr. Spencer has more than 15 years experience in starting, managing, and improving business performance and now specializes in business planning and start-up companies with a special emphasis on marketing and development. Mr. Spencer currently serves on the Board of Directors of Medsearch Pty. Limited, Sydney, New South Wales, and also serves as Chairman of the Board for that company.

Michael Davis is a director of the Company. Mr. Davis holds an MBA from Harvard School of Business and an Honors Degree in Economics and Business from Harvard College, and he has over fifteen years of invaluable experience with emerging public companies. Mr. Davis is the co-founder and co-owner of the highly successful automotive and industrial chemical marketing firm Prolong International Corp., and currently serves as International Consultant to the firm. Mr. Davis also co-founded the biotech research and development company Gene-Cell, Inc., and currently serves as its Treasurer. Gene- Cell, Inc., premiered the successful introduction of DNA into human stem cells via microinjection.

John D. Sheppard, MD is a director of the Company. Dr. Sheppard, a Professor of Microbiology and Immunology, Geriatrics, and Ophthalmology at Eastern Virginia Medical School, Norfolk, Va., has extensive scientific, medical and business experience. He received his undergraduate degree, as well as his graduate degrees from Brown University, which he attended under full scholarship. Upon completion of his residency training, Dr. Sheppard completed a thirty month fellowship at the University of California San Francisco Proctor Foundation. Thereafter, as the recipient of several research awards and fellowships, Dr.
Sheppard, furthered his study through medical research. Dr. Sheppard has published extensively. In addition, Dr. Sheppard founded VisioNet, Inc., in 1997, and Life Professional Billing Services, Inc., in 1998. Both companies provide a wide range of services to health care providers. In 1999, Dr. Sheppard co-founded EyeRx Research, Corp., which is developing viable ophthalmic medications to treat blinding diseases, as well as Perstrings, Inc., which holds the trademark, licensing and patent rights to exclusive neutraceutically-based wellness products.

There is no family relationship between any of the officers or directors of the Company. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any officer or director of the Company from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Company so enjoined.

Section 16(a) Beneficial Ownership Reporting Compliance. The Company's Registration Statement on Form 10-SB became effective on or about May 2, 1999 and cleared comments from the SEC on or about September 1, 1999 . To the Company's knowledge, all of the officers, directors, and principal shareholders have filed all reports required to be filed by those persons on, respectively, Form 3 ( Initial Statement of Beneficial Ownership of Securities), a Form 4 (Statement of Changes of Beneficial Ownership of Securities), or a Form 5 (Annual Statement of Beneficial Ownership of Securities ).

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of November 30, 1999 by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group. The number of shares outstanding of the issuer's only class of Common Stock, $.001 par value, was approximately 7,550,148 on November 30, 1999.

(a) Security Ownership of Certain Beneficial Owners. Other than officers and directors, no persons are beneficial owners of 5% or more of the Company's issued and outstanding common stock.

(b) Security Ownership of Management. The directors and principal executive officers of the Issuer own, in the aggregate, 2,052,140 shares of the Company's common stock, or approximately 27.2 % of the issued and outstanding common shares, as set forth on the following table. Associates and family members residing with directors and principal executive officers also own shares of the Company's common stock, as specified under the heading entitled Beneficial Ownership immediately below the table.

  Title of Class     Name and Address                      Amount and                  Percent of
  --------------     of Owner                              Nature of                   Class
                     -------------------                   Owner                       ----------
                                                           ----------
  $.001 par value    Dr. Robert Milne                      1,349,476                    17.9%
  Common Stock       2432 Greens Ave.                      Secretary and Director
                     Henderson, NV 89014

  $.001 par value    Thomas Krucker                          385,332                     5.1%
  Common Stock       2505 Rancho Bel Air                   President and Director
                     Las Vegas, NV 89107

  $.001 par value    Edward L. Hamilton                      100,000                     1.3%
                     42 Bundock Street                     Senior Vice President
                     Radwick, 2031 N.S.W
                     Australia

                     Additional shares beneficially
                     owned by officers and
                     directors as a group (1)                217,332                     2.9%

                     Total shares beneficially
                     owned by all officers and directors
                     as a group                            2,052,140                    27.2%

(1) Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

Dr. Milne's spouse, Julie Milne, and immediate family members residing with him, Drew Milne, Meredith Milne and Brook Milne, own, in the aggregate, an additional 110,000 shares of the Company's common stock, or approximately 1.5% of the issued and outstanding common stock of the Company. The Milne Medical Center, an affiliate of Dr. Milne, owns 10,000 shares of the Company's common stock, or approximately 0.14% of the issued and outstanding common stock of the Company. Mr. Krucker's spouse, Katherine, and an immediate family member residing with him, Kimberly Krucker, own, in the aggregate, 97,332 additional shares of the Company's common stock, or approximately 1.3% of the issued and outstanding common stock of the Company.

On or about October 18, 1999, Dr.Milne agreed to retire 1.5 million shares of the Company's common stock held in his name in exchange for stock options to purchase up to 1.5 million shares of the Company's common stock at $1.68 per share.

Changes in Control. Management of the Company is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B. Pursuant to a Plan of Merger filed with the Delaware Secretary of State, in June, 1998, Elast Technologies Corporation, a Delaware corporation (previously defined in this Registration Statement as "Elast Delaware"), merged with and into Elast Merger, Inc., a Nevada corporation, which was a wholly-owned subsidiary of the Company. Shareholders who formerly held stock in Elast Delaware received 4 shares of the Company's common stock for each share of their Elast Delaware stock on or about June 30, 1998, with the result that the former shareholders of Elast Delaware now hold a controlling interest in the Company, and Elast Delaware is now a wholly-owed subsidiary of the Company. The Company changed its name from Med Mark, Inc. to Elast Technologies, Inc. on or about October 27, 1998.

Item  12.  Description of Securities

The Company is authorized to issue 10,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. The number of shares outstanding of the issuer's only class of Common Stock, $.001 par value, was approximately 7,550,148 on November 30, 1999.

The shares of $.001 par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The Bylaws of the Company specify how the cash available for distribution, whether occurring from operations or sales or refinancing, is to be shared among the shareholders. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividend Policy. The Company has never declared or paid a cash dividend on its capital stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its earnings, if any, for use in its business. Any dividends declared in the future will be at the discretion of the Board of Directors and subject to any restrictions that may be imposed by the Company's lenders.

Item 13. Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item 15. Organization Within Last Five Years

Transactions with Promoters. Thomas Krucker and Dr. Milne were the promoters of the Company. Mr. Krucker received 50,000 shares of common stock of the Company for his management and organizational services provided to the Company. Dr. Milne received all of his shares of common stock of the Company pursuant to the licensing agreement for the ELAST Device.

Additional information about certain relationships and related transactions is specified more completely under the portion of this Prospectus entitled Certain Relationships and Related Transactions at Item 19 below.

Item 16. Description of Business.

Development of the Company. Med Mark, Inc., a Nevada corporation ("Company"), was incorporated in the State of Nevada on November 5, 1996. On or about June 29, 1998, the Company filed a Certificate of Amendment to its Articles of Incorporation changing the name of the Company to Elast Technologies, Inc. The executive offices of the Company are located at 2505 Rancho Bel Air, Las Vegas, Nevada 89107. The Company's telephone number is (702)878-8310.

Business of the Company. The Company was organized to engage in the business of manufacturing and marketing medical equipment and supplies, as well as health related products, including vitamins and nutritional supplements. The Company plans to develop its own products and may also obtain marketing and distribution rights to existing products or products currently in development by others.

On or about June 30, 1998, the Company acquired all of the issued and outstanding capital stock of Elast Technologies Corporation, a Delaware corporation ("Elast Delaware"), and, as specified above, changed the Company's name from Med Mark, Inc. to Elast Technologies, Inc. The Company entered into a licensing agreement with Dr. Robert D. Milne and acquired the rights to develop, test, manufacture, and market Dr. Milne's patented allergy-testing device ("ELAST Device", U.S. Patent No. 5413113, issued on or about May 9, 1995). Dr. Milne is a board-certified family practice physician with extensive experience in allergy testing and preventative medicine. The Company has spent significant amounts of time during its last two fiscal years on research and development activities relating to the ELAST Device.

The licensing agreements relating to the ELAST Device are specified more completely herein at Item 7, under the subsection entitled Licensing Agreements Were Not the Result of Arms-Length Negotiations,

The ELAST Device is based on the clinical observation that the human body loses energy (that is, the body's normal electrical flow is interrupted) when exposed to a substance to which that body is sensitive or allergic. The energy loss is rapid and is measured in micro-voltage. The ELAST Device measures the body's energy loss and documents it graphically, providing the treating physician with an accurate assessment of a patient's sensitivity. The Company intends to clinically test the device under the direction of Dr. Milne. After clinical testing, the ELAST Device will be submitted to the United States Food and Drug Administration ("FDA") for approval.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The FDA and comparable foreign government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical products such as the ELAST Device can be marketed. Various federal, state and foreign statutes also govern or affect the manufacturing, safety, labeling, storage, and marketing of such products, as well as record-keeping incidental to such marketing. Obtaining such approvals, and maintaining ongoing compliance with these requirements can require the expenditure of significant resources. To date, the Company has not determined what procedures, if any, will be required in this regard and has not begun any of these procedures. The Company is currently investigating the possibility that the ELAST Device falls under a category for which FDA approval has already been given. The Company anticipates that the ELAST Device may be included in such a category, but research is currently being done by the Company to determine regulatory requirements. In addition, regulatory testing and approval would require significant funding and, in the event that such funding exceeded the present financial resources of the Company, the Company would have to raise additional capital to market the ELAST Device.

In the event the FDA or other domestic or foreign regulatory agency requires approval and testing of the ELAST Device, prior to its commercial exploitation, the Company cannot provide any assurances that testing procedures will be successfully completed, or if completed, demonstrate that the ELAST Device is safe and efficacious. Further, there can be no assurances that any required government approvals will be obtained. Accordingly, there can be no assurance that the Company will be able to market the ELAST Device in the United States or any foreign country. Any failure by the Company, its subsidiary, collaborators or licensees to obtain any required regulatory approvals or licenses would adversely affect the ability of the Company to market its products and would have a significant adverse affect on the Company's revenues.

Employees. The Company currently has 3 employees. Management of the Company anticipates using consultants for business, accounting, engineering, and legal services on an as-needed basis. Because the Company anticipates entering into licensing and manufacturing agreements with third parties, the Company anticipates that it will require few additional employees during the next fiscal year.

Competition. Because the ELAST Device is based on a new concept in diagnostics and is patented, there are currently no direct competitors with a similar product in the marketplace. Once the ELAST Device gains product acceptance in the medical community, the Company anticipates physicians could prescribe home-testing.

However, competition in the medical products industry, generally, is intense. The Company and its subsidiary compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with the products developed and offered by the Company and its subsidiary. There can be no assurance that other technologies or products which are functionally equivalent or similar to the technologies and products of the Company and its subsidiary have not been developed or are not in development. The Company expects that companies or businesses which may have developed or are developing such technologies and products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by the Company. Many of these competitors have greater financial and other resources, and more experience in research and development, than the Company.

For example, according to its 1994 Annual Report, Bayer Corporation (formerly Miles, Inc.) holds over 50% of the worldwide allergy testing market, exclusive of in vitro testing. In 1994, Pharmacia (now Pharmacia & Upjohn, Inc.) held approximately 73% of the worldwide market share for in vitro allergy tests. The Company's additional competitors in this area include Sanofi, Ciba Corning and Diagnostic Products Corporation.

There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render the products of the Company obsolete and noncompetitive. Many of the competitors of the Company have substantially greater experience, financial and technical resources and production, marketing and development capabilities than the Company. If the Company commences commercial sales of its products, it will also be competing with respect to manufacturing efficiency and sales and marketing capabilities.

Compliance with Environmental Laws. The Company's management believes that no toxic or hazardous materials will be byproducts of the manufacturing processes of the ELAST Device; accordingly, management of the Company believes that the Company will not incur unforeseen material expenditures related to the cost of compliance with applicable environmental laws, rules or regulations. The Company believes that it is presently in compliance with all applicable federal, state, and local environmental laws, rules and regulations. Furthermore, in the event the Company licenses the manufacturing rights, of the ELAST Device, to third parties, the Company will not become subject to any such restrictions. However, at some time in the future, the research, development, manufacturing and production processes of the Company may involve the controlled use of hazardous materials. The Company may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. The risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the financial resources of the Company. In addition, there can be no assurance that in the future the Company will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials. The Company cannot estimate the potential costs of complying with local, state, and federal environmental laws.

Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations

THIS REPORT SPECIFIES FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE COMPANY ("FORWARD-LOOKING STATEMENTS") INCLUDING, WITHOUT LIMITATION, FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, INTENTIONS AND FUTURE STRATEGIES. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE
HAPPENING OF FUTURE EVENTS AND ARE NOT BASED ON HISTORICAL FACTS. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "COULD", "MAY", "WILL", "EXPECT", "SHALL", "ESTIMATE", "ANTICIPATE", "PROBABLE", "POSSIBLE", "SHOULD", "CONTINUE", "INTEND" OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS REPORT HAVE BEEN COMPILED BY MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS REPORT REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS. IN ADDITION, THOSE FORWARD-LOOKING STATEMENTS HAVE BEEN COMPILED AS OF THE DATE OF THIS REPORT AND SHOULD BE EVALUATED WITH CONSIDERATION OF ANY CHANGES OCCURRING AFTER THE DATE OF THIS REPORT. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS REPORT ARE

ACCURATE,   AND  THE  COMPANY   ASSUMES  NO   OBLIGATION   TO  UPDATE  ANY  SUCH
FORWARD-LOOKING STATEMENTS.

General. The Company manufactures and markets medical devices. The Company is currently negotiating a proposed marketing agreement for the territories of Australia and New Zealand and plans to negotiate and enter into additional marketing agreements with appropriate distributors and marketing agents. Other than the ELAST Device discussed in Item 1 above, the Company does not currently have any plans to develop other products; the Company may acquire the right to sell or distribute existing products, or obtain licensing, marketing, distribution or other rights to compatible products. Therefore, other than costs related to the continued development of the ELAST Device, the Company does not anticipate significant expenditures on acquisition or development of other products during the current fiscal year.

The Company will focus its initial marketing and distribution efforts on development and commercial exploitation of the ELAST Device. The Company's present plan is to lease or license the ELAST Device. The Company believes that such a plan minimizes variable costs and creates an informed and updated client base.

The business of the Company will expose the Company to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. The Company presently has no product liability insurance, and there can be no assurance that the Company will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. The Company faces an inherent business risk of exposure to product liability and other claims in the event that the development or use of its technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that the Company will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect the Company's business, financial condition and results of operations. While the Company has taken, and will continue to take, what it believes are appropriate precautions, there can be no assurance that the Company will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed by the Company. A product liability claim could have a material adverse effect on the Company's business, financial condition and results of operations.

The strategy of the Company for growth is substantially dependent upon its ability to market and distribute products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the Company, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that the Company will be able to market and distribute products on acceptable terms, or at all. Failure of the Company to market its products successfully could have a material adverse effect on the Company's business, financial condition or results of operations.

The medical products industry has been under increasing scrutiny by various state and federal regulatory agencies. While the Company does not presently require any government approval to create, develop or manufacture the ELAST Device; the Company may be subject to various forms of government regulations, including consumer safety laws and environmental safety laws. Any future violation of, or the cost of compliance with, these laws and regulations could have a material adverse effect on the Company's business, financial condition and results of operations.

The medical products industry is rapidly changing through the continuous development and introduction of new products. The strategy of the Company for growth is substantially dependent upon its ability to successfully introduce the ELAST Devices. Accordingly, the ability of the Company to compete may be dependent upon the ability of the Company to enhance and improve its products continually. There can be no assurance that competitors will not develop technologies or products that render the products of the Company obsolete or less marketable. The Company may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, the Company does not have a source of commitment for such funds.

Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

Liquidity and Capital Resources. During the year ended December 31, 1998, and the three month period ended March 31, 1999, the Company received $397,000 and $208,250, respectively, from the sale of common stock, issuance of common stock as a result of the exercise of warrants, and the payment of a stock subscription receivable. After payment of development and operating expenses, the Company had cash resources of $270,017 at March 31, 1999. On July 7, 1999, a group of Australian investors deposited $250,000 with the Company in anticipation of purchasing up to 1,075,000 shares of the Company's common stock and up to 1,075,000 non-detachable warrants granting certain rights to purchase an additional 1,075,000 shares of the Company's common stock; however, the purchase has not yet been consummated and is subject to certain conditions precedent, including but not limited to the payment of additional monies to the Company. The cash and equivalents constitute the Company's present internal sources of liquidity. Because neither the Company nor its subsidiary is generating any revenues from the sale or licensing of their products, the Company's only external source of liquidity is the sale of its capital stock.

Sales of common stock and exercise of warrants pursuant to an offering of unregistered securities by Elast Delaware resulted in cash receipts of $197,000 and $189,990, respectively, in the year to date ended December 31, 1998. Collection of an outstanding receivable relating to the sale of common stock resulted in an additional $10,000 of cash receipts to the Company. During the three month period ended March 31, 1999, the Company received $208,250 from the sale of common stock.

The Company believes these cash resources are sufficient to complete prototype development and limited clinical trials of the ELAST Device. If the ELAST Device performs as anticipated, the Company believes that it will be able to raise the funds necessary to begin production of the ELAST Devices - for the North
American and international clinical trials and the FDA approval process - through the sale of equity, debt, or licensing. Should the development of the prototype or clinical testing of the prototype take more time than anticipated, or if the results of testing require significant modifications to the ELAST Device, sufficient funds may not be available to enable the ELAST Device to be completed and brought to market during the time period currently anticipated by the Company.

Manufacturing and Marketing the Company's Products. The Company does not anticipate any supply problems. As this time, the Company does not require manufacturing facilities. As the principal components of the ELAST Device consist of electronic parts that are readily available, the Company does not anticipate that its manufacturer will have any supply problems. The Company's operations are not effected by any seasonal factors.

Once the initial testing of the ELAST Device is completed, the Company will manufacture, or cause to be manufactured, about 200 units of the ELAST Device, which will be provided to a selected group of physicians, including eye, ear, nose and throat specialists, chemical ecologists, and allergy specialist doctors, naturopaths, and chiropractors. Thereafter, the ELAST Device will be marketed to physicians and hospitals to test patients for prescription drug compatibility, to avoid drug-related illnesses. The Company's operating plan is to market the ELAST Device as a stand-alone device that can be attached to "medical environment" computers. Once the ELAST Device gains acceptance in the medical community, the Company anticipates that a patient home-testing unit may be developed.

Impact of the Year 2000. The Year 2000 (commonly referred to as "Y2K") issue results from the fact that many computer programs were written using two, rather than four, digits to identify the applicable year. As a result, computer programs with time-sensitive software may recognize a two digit code for any year in the next century as related to this century. For example, "00", entered in a date-field for the year 2000, may be interpreted as the year 1900, resulting in system failures or miscalculations and disruptions of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities.

To improve operating performance, the Company has undertaken a number of significant systems initiatives, including a comprehensive review of the hardware, software and communication systems owned by or supplied to the Company. These have been analyzed by reviewing all relevant product and service manuals, contacting vendors, and on-line research of relevant vendor websites. The Company believes that all of its computer systems are Year 2000 compliant. The Company (i) has completed an assessment of each of its operations and their Year 2000 readiness, (ii) has determined that appropriate actions have been and are being taken, and (iii) believes that it has completed its overall Year 2000 remediation prior to any anticipated impact on its operations. The Company has determined that the Year 2000 issue will not pose significant operational problems for its computer systems. However, although the Company believes its own computer systems are compliant, the Company has been unable to determine the extent to which the Company's computer systems are vulnerable to the failure of third parties to remediate their own Year 2000 issues. There is no guarantee that the computer systems of other companies on which the Company's computer system relies or interfaces will be converted and would not have an adverse effect on the Company's computer system.

In a worst case scenario, the Company's business operations could be adversely affected by the non-compliance of banks, communications providers, utilities, common carriers, the Company's customers, potential customers, suppliers, and other sources known and unknown to the Company. Widespread breakdowns in the telecommunications, banking, and computer industries would have an adverse effect on business operations globally, including the Company's operations. The ultimate impact of the Y2K issue cannot be reasonably estimated as of the date of this Registration Statement. Many Y2K problems might not be readily apparent when they first occur, but instead could imperceptibly degrade technology systems and corrupt information stored in computerized databases, in some cases before January 1, 2000.

Item 18. Description of Property

Property held by the Company. The consolidated financial statements filed as exhibits to this Registration Statement include the accounts of the Company and its wholly-owned subsidiary, Elast Technologies Corporation, a Delaware corporation (previously defined in this Registration Statement as "Elast Delaware"). All significant intercompany transactions have been eliminated. As of the dates specified in the following table, the Company held the following property:

================================================================================
              Property                   Dec. 31, 1998         Dec. 31,1997
              --------                   -------------         ------------
--------------------------------------------------------------------------------

Cash and equivalents                      $226,818.00          $108,280.00
--------------------------------------------------------------------------------

License to use Patent No. 5413113         $    800.00          $    800.00
--------------------------------------------------------------------------------

The Company defines cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. The Company does not presently own any interests in real estate. The Company does not presently own any inventory or equipment.

Item 19. Certain Relationships and Related Transactions

Compensation to Officers and Directors of the Company. As of June 30, 1998, compensation of $152,804 in the form of common stock has been paid or accrued to the officers or directors of the Company. No such compensation to the officers or directors of the Company was outstanding or paid as of June 30, 1997.

Related Party Transactions. Dr. Milne, the Chairman of the Board of the Company, provides office space and services to the Company, at no cost to the Company. At such time as the Company begins receiving revenue from operations, management of the Company anticipates that the Company will begin paying rent for 800 square feet of this office space, at a rate of $1,200 per month.

Licensing Agreement Was Not the Result of Arms-Length Negotiations. As set forth above, on or about June 12, 1996, Elast Delaware acquired a license from Robert
D. Milne, M.D., who was, at that time, Chairman of the Board of Directors and a major shareholder of Elast Delaware, whereby Elast Delaware acquired the exclusive right to develop, manufacture and market the ELAST Device. Elast Delaware issued to Dr. Milne 800,000 shares of its common stock to acquire the licensing rights. The Company believes that the fair market value of 800,000 shares of Elast Delaware's common stock at the time of the transaction was $800.00. Kelly & Company, Elast Delaware's independent certified public accountants, determined that 800,000 shares of Elast Delaware's common stock was fair consideration for the license agreement with Dr. Milne. Because modifications may be made during the development and testing of the ELAST Device, it is not certain that the final technology developed by Elast Delaware will be protected by the original patent.

Item 20. Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. The Company is a reporting company with the Securities and Exchange Commission ("SEC"). The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. The Company currently maintains its own Internet address at www.elast.com.

The Company participates in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. The Company's common stock trades on the OTC Bulletin Board under the trading symbol "ESTG". This market is extremely limited and the prices for the Company's common stock quoted by brokers is not necessarily a reliable indication of the value of the Company's common stock. The Company was listed with Standard & Poor's Corporation Records by publication on or about December 3, 1998.

There have been no cash dividends declared on the Company's common stock since the Company's inception. Dividends will be declared at the sole discretion of the Company's Board of Directors.

The Company's Board of Directors has approved and adopted a stock option plan ("Stock Option Plan"), pursuant to which 5,000,000 shares of the Company's $.001 par value common stock will be reserved for issuance to satisfy the exercise of options. The Stock Option Plan will be designed to retain qualified and competent officers, employees, and directors of the Company. The Company's Board of Directors, or a committee thereof, shall administer the Stock Option Plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees of the Company, including officers, and to the Company's directors, whether or not those directors are also employees of the Company. Options will be granted pursuant to the provisions of the Stock Option Plan on such terms, subject to such conditions and at such exercise prices as shall be determined by the Company's Board of Directors. Options granted pursuant to the Stock Option Plan shall not be exercisable after the expiration of ten years from the date of grant.

Item 21. Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company. Officers' compensation, in the aggregate, increased from $40,083 during the nine month period ended September 30, 1998 to $106,496 during the nine month period ended September 30, 1999. The Company does not anticipate paying compensation of $50,000 or more to any executive officer during the current fiscal year.

Compensation of Directors. The Board of Directors of the Company has approved a stock option and compensation plan for non-executive directors (that is, directors who do not also serve as executive officers of the Company).

Shares Issued as Compensation for Services. In 1998, the Company issued 270,000 shares of its $.001 par value common stock as compensation for consulting and engineering services, and employee compensation, as follows:

     (i) Consultants were issued 115,000 shares of the Company's $.001 par value common stock as additional compensation for their services to the Company. Those shares were valued at what the Company believes was the fair market value at the time of issuance, which was $1.50 per share.

     (ii) Third party engineers were issued 55,000 shares of the Company's $.001 par value common stock as additional compensation for their services to the Company. Those shares were valued at what the Company believes was the fair market value at the time of issuance, which was $1.54 per share.

     (iii) Dr. Milne, and officer, director and major shareholder of the Company, was issued 100,000 shares of the Company's $.001 par value common stock as additional compensation for his services to the Company; specifically, his continuing efforts related to the development of certain technology which will be utilized by the Company in its business operations. Those shares were valued at what the Company believes was the fair market value at the time of issuance, whcih was $1.50 per share.

Item 22. Financial Statements


                            Elast Technologies, Inc.
                          (A Development Stage Company)

                        Consolidated Financial Statements
                                   (Unaudited)


        As of September 30, 1999, and for the Nine-Month and Three-Month
             Periods Ended September 30, 1999 and 1998, and for the
           Period from June 12, 1996 (Inception) to September 30, 1999


                            Elast Technologies, Inc.
                          (A Development Stage Company)

           Index to the Consolidated Financial Statements (Unaudited)
        As of September 30, 1999, and for the Nine-Month and Three-Month
             Periods Ended September 30, 1999 and 1998, and for the
           Period from June 12, 1996 (Inception) to September 30, 1999
--------------------------------------------------------------------------------

Accountants' Disclaimer Report................................................ 1

Consolidated financial statements for Elast Technologies, Inc. (Unaudited):

     Balance Sheet, September 30, 1999........................................ 2

     Consolidated  Statements of Operations For the Nine-Month Periods Ended
       September 30, 1999 and 1998, and For the Period from June 12, 1996
       (Inception) to September 30, 1999...................................... 3

     Consolidated Statements of Operations For the Three-Month Periods Ended
       September 30, 1999 and 1998............................................ 4

     Consolidated Statement of Shareholders' Equity For the Nine-Month Period
       Ended September 30, 1999............................................... 5

     Consolidated  Statements of Cash Flows For the Nine-Month Periods Ended
       September 30, 1999 and 1998, and For the Period from June 12, 1996
       (Inception) to September 30, 1999...................................... 6

Notes to the Consolidated Financial Statements (Unaudited).................... 8

                         Accountants' Disclaimer Report

To the Board of Directors
Elast Technologies, Inc.

We have compiled the accompanying balance sheet of Elast Technologies, Inc. ("Elast") as of September 30, 1999 and the related statements of operations for the nine-month and three-month periods ended September 30, 1999 and 1998, and for the period from June 12, 1996 (inception) to September 30, 1999, the related 0.statement of shareholders' equity for the nine-month period ended September 30, 1999, and the related statements of cash flows for the nine-month periods ended September 30, 1999 and 1998, and for the periods from June 12, 1996 (inception) to September 30, 1999, in accordance with Statements on Standards for Accounting and Review Service issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


Kelly & Company

Kelly & Company
Newport Beach, California
November 30, 1999

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                                  Balance Sheet
                               September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

                                     ASSETS


Current assets:
     Cash and equivalents                                           $   227,149
     License, net                                                           280
                                                                    -----------
         Total current assets                                           227,429
Property and equipment, net                                              21,060
                                                                    -----------
Total assets                                                        $   248,489
                                                                    ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable, trade                                        $     4,480
                                                                    -----------
Total liabilities                                                         4,480
                                                                    -----------

Shareholders' equity:
     Common stock, $.001 par value; 25,000,000
         shares authorized; 7,975,148 shares issued
         and outstanding                                                  7,975
     Additional paid-in capital                                       2,286,100
     Detachable stock purchase warrants                                 100,000
     Deficit accumulated during development stage                    (1,900,066)
     Receivable on common stock                                        (250,000)
                                                                    -----------
Total shareholders' equity                                              244,009
                                                                    -----------
Total liabilities and shareholders' equity                          $   248,489
                                                                    ===========

         The accompanying notes are an integral part of the consolidated financial statements.
                       See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Operations
        For the Nine-Month Periods Ended September 30, 1999 and 1998, and
       For the Period from June 12, 1996 (Inception) to September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                                                                  Period from
                                                       Nine-Month           Nine-Month           June 12, 1996
                                                      Period Ended         Period Ended         (Inception) to
                                                    September 30, 1999   September 30, 1998    September 30, 1999
                                                    ------------------   ------------------    ------------------
Revenue                                                       --                    --                    --
         Cost of sales                                        --                    --                    --
                                                       -----------           -----------           -----------
Gross profit                                                  --                    --                    --

Merger consulting fees                                        --             $   377,798           $   377,798
Officers' compensation                                 $   106,496                40,083               310,178
Research and development                                   181,777                19,206               358,158
Legal and professional                                      69,481                37,745               218,248
Investor relations                                          76,896                40,000               315,654
Consulting                                                 133,393                  --                 133,394
Meals and entertainment                                     59,128                 8,660                87,665
Other                                                       76,633                20,871               127,167
                                                       -----------           -----------           -----------

         Total operating costs                            (703,804)             (544,363)           (1,928,262)
Interest income in excess of interest expense                7,143                13,446                28,196
                                                       -----------           -----------           -----------
Net loss                                               ($  696,661)          ($  530,917)          ($1,900,066)
                                                       ===========           ===========           ===========


Loss per common share - basic and diluted              ($      .09)          ($      .10)          ($      .35)
                                                       ===========           ===========           ===========





         The accompanying notes are an integral part of the consolidated financial statements.
                       See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Operations
          For the Three-Month Periods Ended September 30, 1999 and 1998
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                     Three-Month          Three-Month
                                                     Period Ended         Period Ended
                                                  September 30, 1999   September 30, 1998
                                                  ------------------   ------------------
Revenue                                                     --                  --
         Cost of sales                                      --                  --

Gross profit                                                --                  --

Merger consulting fees                                      --                  --
Officers compensation                                  $  69,696           $  13,660
Research and development                                 110,792               3,000
Legal and professional                                    40,715              21,731
Investor relations                                        20,836              15,000
Consulting                                                16,625                --
Meals and entertainment                                   32,908               8,031
Other operating costs and expenses                        47,971              11,201
                                                       ---------           ---------

         Total operating costs                          (339,543)            (72,623)

Interest income in excess of interest expense              3,168               5,779
                                                       ---------           ---------

Net loss                                               ($336,375)          ($ 66,844)
                                                       =========           =========



Loss per common share - basic and diluted              $    (.04)          $    (.01)
                                                       =========           =========



         The accompanying notes are an integral part of the consolidated financial statements.
                       See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                 Consolidated Statements of Shareholders' Equity
               For the Nine-Month Period Ended September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                                                                               Deficit
                                                                     Detachable       Accumulated              Less:
                                                          Additional    Stock  Price    During                 Common
                                       Common    Common    Paid-In    Purchase  Per   Development               Stock
                                       Shares    Stock     Capital    Warrants Share    Stage       Subtotal  Receivable    Total
                                      ---------  ------   ----------  -------- ----- -----------   ---------  ----------  ---------
Balance, December 31, 1998            7,179,448  $7,179   $1,413,886                 ($1,203,405)  $ 217,660       --     $ 217,660
    Shares issued in private placement  122,000     122      182,878           $1.50        --       183,000       --       183,000
    Shares issued in
      private placements                 83,900      84      125,166            1.49        --       125,250       --       125,250
    Shares issued for services           24,800      25       39,903            1.61        --        39,928       --        39,928
    Common stock and
      detachable stock
      purchase warrants issued
      for cash and a note receivable    500,000     500      399,482  $100,000  1.00        --       499,982  ($250,000)    249,982
    Shares issued for services           15,000      15       22,335            1.49        --        22,350       --        22,350
    Shares issued for
      engineering consulting services    50,000      50      102,450      --    2.05        --       102,500       --       102,500
    Net loss                               --      --           --        --            (696,661)   (696,661)      --      (696,661)
                                      ---------  ------   ----------  --------       -----------   ---------  ---------   ---------
Balance, September 30, 1999           7,975,148  $7,975   $2,286,100  $100,000       ($1,900,066)  $ 494,009  ($250,000)  $ 244,009
                                      =========  ======   ==========  ========       ===========   =========  =========   =========


         The accompanying notes are an integral part of the consolidated financial statements.
                       See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows
        For the Nine-Month Periods Ended September 30, 1999 and 1998, and
       For the Period from June 12, 1996 (Inception) to September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                                                                                Period from
                                                             Nine-Month               Nine-Month               June 12, 1996
                                                            Period Ended             Period Ended             (Inception) to
                                                        September 30, 1999        September 30, 1998        September 30, 1999
                                                        ------------------        ------------------        ------------------
Net cash flows used in operating activities               ($      537,808)          ($      154,493)          ($      936,369)
                                                          ---------------           ---------------           ---------------
Cash flows used in investing activities:
     Purchase of property and equipment                           (20,092)                   (3,804)                  (23,896)
                                                          ---------------           ---------------           ---------------
Cash used in investing activities                                 (20,092)                   (3,804)                  (23,896)
                                                          ---------------           ---------------           ---------------
Cash flows provided by financing activities:
     Acquisition of MedMark, Inc.                                    --                      30,726                    30,726
     Exercise of warrants                                            --                     189,990                   189,990
     Payment of notes receivable for common stock                    --                      10,000                    10,000
     Issuance of common stock and stock purchase warrants         558,232                   197,000                   951,032
     Contribution to additional paid in capital                      --                        --                       5,667
                                                          ---------------           ---------------           ---------------
Cash provided by financing activities                             558,232                   427,716                 1,187,415
                                                          ---------------           ---------------           ---------------

Net increase (decrease) in cash                                       332                   269,419                   227,150

Cash at beginning of period                                       226,818                   108,280                      --
                                                          ---------------           ---------------           ---------------
Cash at end of period                                     $       227,150           $       377,699           $       227,150
                                                          ===============           ===============           ===============


         The accompanying notes are an integral part of the consolidated financial statements.
                       See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows
        For the Nine-Month Periods Ended September 30, 1999 and 1998, and
       For the Period from June 12, 1996 (Inception) to September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

                Supplemental Disclosure of Cash Flow Information

                                                                                                           Period from
                                                          Nine-Month               Nine-Month               June 12, 1996
                                                         Period Ended             Period Ended             (Inception) to
                                                     September 30, 1999        September 30, 1998        September 30, 1999
                                                     ------------------        ------------------        ------------------
Interest paid                                                    --                        --            $         1,375
Income taxes paid                                                --             $         1,357          $         1,803

      Supplemental Schedule of Non-Cash Investing and Financing Activities

Assets acquired in non-cash transactions:
       Acquisition of medical device license                     --                        --            $           800
       Increase in common stock subscription
           receivable                                            --                        --            $        10,000
       Receivable on common stock                     $       250,000                      --            $       250,000
       Issuance of common stock                              (250,000)                     --            ($      258,800)
       Research and development expense                       164,778                      --                    164,778
       Issuance of stock for services                        (164,778)                     --                   (164,778)




         The accompanying notes are an integral part of the consolidated financial statements.
                       See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements
  For the Nine-Month and Three-Month Periods Ended September 30, 1999 and 1998,
    and For the Period from June 12, 1996 (Inception) to September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

1.   Development Stage Operations

     Elast Technologies, Inc. (a development stage company) (the "Company") was incorporated in the state of Nevada on June 12, 1996 and has a limited operating history with no revenues and no products or technology ready for the market. The Company is engaged in the development of its first product, a non-invasive medical device to test for allergies with real time, quantifiable, visually displayed results. Management's efforts to date have focused primarily on the development and testing of the medical device and the raising of capital. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent, in part, upon the Company's ability to successfully market its yet to be developed products and obtain additional capital.

2.   Basis of Presentation

     The consolidated financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with the Company's consolidated financial statements for the year ended December 31, 1998. The financial information presented reflects all adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented.


                      See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements
  For the Nine-Month and Three-Month Periods Ended September 30, 1999 and 1998,
    and For the Period from June 12, 1996 (Inception) to September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

3.   Property and Equipment

     Property and equipment consist of the following:

     Vehicles                                                     $ 11,000
     Computers                                                      12,896
                                                                  --------
                                                                    23,896
           Less: accumulated depreciation                           (2,836)
                                                                  --------
                                                                  $ 21,060
                                                                  ========

     Depreciation expense for the nine months ended September 30, 1999 was $2,467.

4.   Loss Per Common Share

     In the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share". Loss per common share has been calculated in accordance with this statement.

     Basic and diluted loss per common share has been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

     The computations of net loss per common share for the nine month and three-month periods ended September 30, 1999 and 1998, and for the period from June 12, 1996 (inception) to September 30, 1999 are as follows:

                                                                                      Period from
                                           Nine-Month           Nine-Month           June 12, 1996
                                          Period Ended         Period Ended         (Inception) to
                                       September 30, 1999    September 30, 1998    September 30, 1999
                                       ------------------    ------------------    ------------------
     Net loss available to common
       stockholders                        ($  696,661)          ($  530,917)          ($1,900,066)
     Weighted-average shares,
       basic and diluted                     7,690,164             5,392,119             5,433,079
                                           -----------           -----------           -----------
     Loss per common share,
       basic and diluted                   ($      .09)          ($      .10)          $      (.35)
                                           ===========           ===========           ===========



                      See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements
  For the Nine-Month and Three-Month Periods Ended September 30, 1999 and 1998,
    and For the Period from June 12, 1996 (Inception) to September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

4.   Loss Per Common Share, Continued

                                           Three-Month           Three-Month
                                          Period Ended          Period Ended
                                       September 30, 1999    September 30, 1998
                                       ------------------    ------------------

     Net loss available to common
       Stockholders                        ($  336,375)          ($   66,844)
     Weighted-average shares,
       basic and diluted                     7,927,648             6,896,116
                                           -----------           -----------
     Loss per common share,
       basic and diluted                   ($      .04)          ($      .01)
                                           ===========           ===========


     The effect of the potentially dilutive securities consisting of warrants to purchase 500,000 shares of common stock were not included in the computation of diluted loss per share because to do so would have been antidilutive for the periods presented.

5.   Stock Transactions

     Private Placements

     In March 1999, the Company issued 120,000 and 2,000 shares of common stock in two separate private placement offerings at $1.50 per share.

     In March and April 1999, the Company sold 16,900 and 67,000 shares of common stock, respectively, in two separate private placement offerings at $1.49 per share.

     In July 1999, the Company, in a private placement offering, sold units consisting of 500,000 shares of common stock and 500,000 detachable five-year warrants to purchase common stock at an exercise price of $2.40 per share. The Company received $250,000 in July 1999 and recorded a common stock receivable of $250,000. The common stock receivable was collected in October 1999.



                      See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements
  For the Nine-Month and Three-Month Periods Ended September 30, 1999 and 1998,
    and For the Period from June 12, 1996 (Inception) to September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

5.   Stock Transactions, Continued

     Shares Issued for Services

     In March 1999, the Company issued 24,800 shares of common stock for consulting services.

     In April 1999, the Company issued 15,000 shares of common stock for consulting services.

     In July 1999, the Company issued 50,000 shares of common stock for engineering consulting services.


6.   Management's Plan

     At the balance sheet date:

     o    The Company is a non-operating development stage company.

     o    It had sufficient cash to cover its obligations.

     Management has been devoting substantially all of its efforts to the development and testing of the allergy detection, non-invasive, medical device. It is anticipated this portion of management's plan will be completed in approximately twelve to twenty-four months. The Company's overall operating plan is to market the initial product as a stand-alone device that can be attached to personal computers. To achieve its plan, management is also aware that it must secure additional investment capital.


                      See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements
  For the Nine-Month and Three-Month Periods Ended September 30, 1999 and 1998,
    and For the Period from June 12, 1996 (Inception) to September 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------

7.   Year 2000 Disclosure

     The Company has conducted a comprehensive review of its computer operations to identify the systems that could have been adversely affected by the Year 2000 Issue and has developed and implemented a plan that it believes has resolved the issue. The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's programs that have time-sensitive software might have recognized a date using "00" as the year 1900 rather than the year 2000. This could have resulted in a system failure or miscalculations. The Company presently believes that, with its existing software and conversions to new software, the Year 2000 problem will not pose significant operational problems for the Company's computer systems as converted.



                      See accountants' disclaimer report.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                 Index to the Consolidated Financial Statements

                  As of December 31, 1998 and 1997 and for the
               Years Ended December 31, 1998 and 1997 and for the
           Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


Report of Independent Auditors ............................................  1

Consolidated Financial Statements of Elast Technologies, Inc.:

     Consolidated Balance Sheets,
         December 31, 1998 and 1997 .......................................  2

     Consolidated Statements of Operations for the years ended
         December 31, 1998 and 1997 and for the period from
         June 12, 1996 (inception) to December 31, 1998 ...................  3

     Consolidated Statements of Shareholders' Equity for the years ended December 31, 1998 and 1997 and for the period from
         June 12, 1996 (inception) to December 31, 1998 ...................  4

     Consolidated Statements of Cash Flows for the years ended
         December 31, 1998 and 1997 and for the period from
         June 12, 1996 (inception) to December 31, 1998 ...................  6

Notes to the Consolidated Financial Statements ............................  8

                         [LETTERHEAD OF KELLY & COMPANY]


                         REPORT OF INDEPENDENT AUDITORS



We have audited the accompanying consolidated balance sheets of Elast Technologies, Inc. (a development stage company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1998 and 1997 and for the period from June 12, 1996 (inception) to December 31, 1998. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, revised as described in Note 6 present fairly, in all material respects, the consolidated financial position of Elast Technologies, Inc. (a development stage company) as of December 31, 1998 and 1997, and the consolidated results of operations and cash flows for the years ended December 31, 1998 and 1997 and for the period from June 12, 1996 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.



/s/ KELLY & COMPANY
Kelly & Company
Newport Beach, California
April 29, 1999, except as to Note 6,
to which the date is
July 24, 1999

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                           December 31, 1998 and 1997

--------------------------------------------------------------------------------

                                     ASSETS

                                                          1998          1997
                                                      -----------   -----------
Current assets:
         Cash and equivalents                         $   226,818   $   108,280
         License, net                                         400           800
                                                      -----------   -----------
                  Total current assets                    227,218       109,080
Property and equipment, net                                 3,434          --
                                                      -----------   -----------

Total assets                                          $   230,652   $   109,080
                                                      ===========   ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
         Accounts payable, trade                      $    12,992          --
         Accounts payable, officer                           --     $     1,925
                                                      -----------   -----------

Total  liabilities                                         12,992         1,925
                                                      -----------   -----------

Shareholders' equity:
Common stock, $.001 par value; 25,000,000
     shares authorized; 7,179,448 and 3,768,004
     shares issued and outstanding at December 31,
     1998 and 1997, respectively.                           7,179         3,768
Additional paid-in capital                              1,413,886       214,418
Deficit accumulated during development stage           (1,203,405)     (101,031)
                                                      -----------   -----------
                                                          217,660       117,155
         Less: common stock subscription receivable          --         (10,000)
                                                      -----------   -----------

Total shareholders' equity                                217,660       107,155
                                                      -----------   -----------

Total liabilities and shareholders' equity            $   230,652   $   109,080
                                                      ===========   ===========



     The accompanying notes are an integral part of the consolidated financial statements.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Operations

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------

                                                                                Period from
                                                                               June 12, 1996
                                                Year Ended     Year Ended     (Inception) to
                                                December 31,   December 31,    December 31,
                                                   1998           1997             1998
                                                -----------    -----------    --------------
Revenue                                                --             --               --
Cost of sales                                          --             --               --
                                                -----------    -----------      -----------

    Gross profit                                       --             --               --

Officers compensation                           $   203,682           --        $   203,682
Research and development                            108,161    $    46,520          176,381
Legal and professional                              502,231         18,719          526,565
Investor relations                                  238,759           --            238,759
Other operating costs and expenses                   63,107          3,613           79,071
                                                -----------    -----------      -----------
    Total operating costs                        (1,115,940)       (68,852)      (1,224,458)
Interest income in excess of interest expense        13,566          6,130           21,053
                                                -----------    -----------      -----------
Net loss                                        $(1,102,374)   $   (62,722)     $(1,203,405)
                                                ===========    ===========      ===========


Loss per common share - basic and diluted       $     (0.19)   $     (0.02)     $     (0.26)
                                                ===========    ===========      ===========


     The accompanying notes are an integral part of the consolidated financial statements.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                 Consolidated Statements of Shareholders' Equity
                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------

                                                                                Elast Technologies, Inc.
                                               Elast Technologies Corporation  (Formerly Med Mark, Inc.)
                                                  (An Delaware Corporation)      (A Nevada Corporation)         Price
                                                  -------------------------      ----------------------
                                                    Common        Common         Common         Common           Per
                                                    Shares         Stock         Shares          Stock          Share
                                                 -----------    -----------    -----------    -----------    -----------
Balance, June 12, 1996 (inception)                      --             --             --             --             --

Shares issued for the medical device license       3,200,000    $     3,200           --             --             --
Shares issued for legal services                      21,332             21           --             --      $      0.31
Contribution of funds expended by the major
  shareholder on the Company's behalf                   --             --             --             --
Shares issued in private placement                   546,672            547           --             --             0.38
Net loss from inception to December 31, 1996            --             --             --             --
                                                 -----------    -----------    -----------    -----------

Balance, December 31, 1996                         3,768,004          3,768           --             --

Contribution of funds expended by the major
  shareholder on the Company's behalf                   --             --             --             --
Net loss for the year ended  December 31, 1997          --             --             --             --
                                                 -----------    -----------    -----------    -----------

Balance, December 31, 1997                         3,768,004          3,768           --             --
                                                 -----------    -----------    -----------    -----------

                                                                  Deficit                         Less:
                                                                 Accumulated                     Common
                                                  Additional     During the                      Stock
                                                   Paid-in       Development                  Subscription
                                                   Capital         Stage        Subtotal       Receivable       Total
                                                 -----------    -----------    -----------    -----------    -----------
Balance, June 12, 1996 (inception)                      --             --             --             --             --


Shares issued for the medical device license     $    (2,400)          --      $       800           --      $       800
Shares issued for legal services                       6,698           --            6,719           --            6,719
Contribution of funds expended by the major
  shareholder on the Company's behalf                  4,167           --            4,167           --            4,167
Shares issued in private placement                   204,453           --          205,000    $   (10,000)       195,000
Net loss from inception to December 31, 1996            --      $   (38,309)       (38,309)          --          (38,309)
                                                 -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1996                           212,918        (38,309)       178,377        (10,000)       168,377


Contribution of funds expended by the major
  shareholder on the Company's behalf                  1,500           --            1,500           --            1,500
Net loss for the year ended  December 31, 1997          --          (62,722)       (62,722)          --          (62,722)
                                                 -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1997                           214,418       (101,031)       117,155        (10,000)       107,155
                                                 -----------    -----------    -----------    -----------    -----------


     The accompanying notes are an integral part of the consolidated financial statements.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                 Consolidated Statements of Shareholders' Equity
                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------

                                                                                  Elast Technologies, Inc.
                                                Elast Technologies Corporation   (Formerly Med Mark, Inc.)
                                                  (An Delaware Corporation)        (A Nevada Corporation)        Price
                                                  -------------------------        ----------------------
                                                    Common         Common         Common         Common           Per
                                                    Shares          Stock         Shares          Stock          Share
                                                  -----------    -----------    -----------    -----------    -----------
Balance, December 31, 1997                          3,768,004    $     3,768           --             --             --

Shares outstanding prior to the  reorganization          --             --        1,220,000    $     1,220           --
Shares issued in private placement                    394,000            394           --             --      $      0.50
Payment of  receivable arising  from issuance
 of common stock                                         --             --             --             --
Shares issued on the exercise of warrants             506,640            507           --             --             0.38
Shares issued to consultant in connection
  with the reorganization                           1,007,472          1,007           --             --             0.38
Shares issued and surrendered in the
  acquisition of Elast Technologies, Inc. (a
  Nevada Corporation) (reverse merger)             (5,676,116)        (5,676)     5,676,116          5,676           --
Shares issued for consulting services,
  engineering services, and employee
  compensation                                           --             --          270,000            270           1.51
Shares issued to an existing  shareholder to
  correct a stock issuance error                         --             --           13,332             13           --
Net loss for the year ended December 31, 1998            --             --             --             --
                                                  -----------    -----------    -----------    -----------

Balance, December 31, 1998                               --      $      --        7,179,448    $     7,179
                                                  ===========    ===========    ===========    ===========

                                                                   Deficit                         Less:
                                                                  Accumulated                     Common
                                                   Additional     During the                      Stock
                                                    Paid-in       Development                  Subscription
                                                    Capital         Stage        Subtotal       Receivable       Total
                                                  -----------    -----------    -----------    -----------    -----------
Balance, December 31, 1997                        $   214,418    $  (101,031)   $   117,155    $   (10,000)   $   107,155

Shares outstanding prior to the  reorganization        29,506           --           30,726           --           30,726
Shares issued in private placement                    196,606           --          197,000           --          197,000
Payment of  receivable arising  from issuance
 of common stock                                         --             --             --           10,000         10,000
Shares issued on the exercise of warrants             189,483           --          189,990           --          189,990
Shares issued to consultant in connection
  with the reorganization                             376,791           --          377,798           --          377,798
Shares issued and surrendered in the
  acquisition of Elast Technologies, Inc. (a
  Nevada Corporation) (reverse merger)                   --             --             --             --             --
Shares issued for consulting services,
  engineering services, and employee
  compensation                                        407,095           --          407,365           --          407,365
Shares issued to an existing  shareholder to
  correct a stock issuance error                          (13)          --             --             --             --
Net loss for the year ended December 31, 1998            --       (1,102,374)    (1,102,374)          --       (1,102,374)
                                                  -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1998                        $ 1,413,886    $(1,203,405)   $   217,660    $      --      $   217,660
                                                  ===========    ===========    ===========    ===========    ===========


     The accompanying notes are an integral part of the consolidated financial statements.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------

                                                                                  Period from
                                                                                  June 12, 1996
                                                    Year Ended     Year Ended    (Inception) to
                                                   December 31,   December 31,    December 31,
                                                      1998           1997             1998
                                                   -----------    -----------    --------------
Cash flows from operating activities:
    Net loss                                       $(1,102,374)   $   (62,722)    $(1,203,405)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
    Depreciation and amortization                          770           --               770
    Issuance of stock for services                     785,163           --           791,882
Increase (decrease) in liabilities:
    Accounts payable, trade                             12,992           --            12,992
    Accounts payable, officer                           (1,925)         1,925            --
    Note payable, officer                                 --           (9,236)           --
                                                   -----------    -----------     -----------
Cash used in operating activities                     (305,374)       (70,033)       (397,761)
                                                   -----------    -----------     -----------


Cash flows used in investing activities:
    Purchase of property and equipment                  (3,804)          --            (3,804)
                                                   -----------    -----------     -----------
Cash used in investing activities                       (3,804)          --            (3,804)
                                                   -----------    -----------     -----------


Cash flows provided by financing activities:
    Acquisition of MedMark, Inc.                        30,726           --            30,726
    Exercise of warrants                               189,990           --           189,990
    Payment of notes receivable for common stock        10,000           --            10,000
    Issuance of common stock                           197,000           --           392,000
    Contribution to additional paid in capital            --            1,500           5,667
                                                   -----------    -----------     -----------
Cash provided by financing activities                  427,716          1,500         628,383
                                                   -----------    -----------     -----------

Net increase (decrease) in cash                        118,538        (68,533)        226,818

Cash at beginning of period                            108,280        176,813            --
                                                   -----------    -----------     -----------

Cash at end of period                              $   226,818    $   108,280     $   226,818
                                                   ===========    ===========     ===========


     The accompanying notes are an integral part of the consolidated financial statements.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------

                Supplemental Disclosure of Cash Flow Information

                                                                                  Period from
                                                                                  June 12, 1996
                                                    Year Ended     Year Ended    (Inception) to
                                                   December 31,   December 31,    December 31,
                                                      1998           1997             1998
                                                   -----------    -----------    --------------
Interest paid                                             --      $     1,375     $     1,375
Income taxes paid                                  $     1,403            400           1,803


      Supplemental Schedule of Non-Cash Investing and Financing Activities
Assets acquired in non-cash transactions:
  Acquisition of medical device license                   --            --        $       800
  Increase in common stock subscription
    receivable                                            --            --             10,000
  Issuance of common stock                                --            --            (10,800)


     The accompanying notes are an integral part of the consolidated financial statements.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


1.   Development Stage Operations

     Elast Technologies, Inc. (a development stage company) (the "Company") was incorporated in the state of Nevada on November 5, 1996 and has a limited operating history with no revenues and no products or technology ready for the market. The Company is engaged in the development of its first product, a non-invasive medical device to test for allergies with real time, quantifiable, visually displayed results. Management's efforts to date have focused primarily on the development and testing of the medical device and the raising of capital. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent, in part, upon the Company's ability to successfully market its yet to be developed products and obtain additional capital. Management's plans are discussed further in Note 10.

2.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Elast Technologies, Inc. (a Nevada corporation) (the "Company") and its subsidiary, Elast Technologies Corporation (a Delaware corporation) ("Elast Delaware"). All significant intercompany transactions have been eliminated. Prior to June 10, 1998, the Company was named Med Mark, Inc. ("Med Mark"). The name change was in conjunction with the reverse merger acquisition (Note 9).

     Revenue Recognition

     Revenue will be recognized when the Company's goods are shipped.

     Cash and Equivalents

     The  Company  invests   portions  of  its  excess  cash  in  highly  liquid
     investments. Cash and equivalents include time deposits and commercial paper with original maturities of three months or less. In addition, the Company has no compensating balance requirements. The Company maintains its cash in bank accounts, which exceeded federally insured limits by $ 131,886 and $8,280 at December 31, 1998 and 1997, respectively. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued

     Property and Equipment

     The Company records property and equipment at cost. Significant improvements, which extend the life of the underlying asset, are capitalized, and expenditures for normal maintenance and repairs are charged to operations. Depreciation is provided for property and equipment using the straight-line method over the expected useful lives. The Company's property and equipment consists of computers with an expected useful life of 5 years.

     Intangible Asset

     The intangible asset is the cost of the license agreement to patented technology and is amortized on a straight-line method over the shorter of its estimated useful life or the license term. As of December 31, 1998 accumulated amortization was $400.

     Research and Development Costs

     Research and development expenditures are charged to operations as they are incurred.

     Impairment of Long-Lived Assets

     The Company annually evaluates its long-lived assets, including the intangible asset, described as a license to patented technology, for potential impairment. When circumstances indicate that the carrying amount of the asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss will be recognized. The Company's management has determined that there was no such impairment present at December 31, 1998 and 1997.

     Income Taxes

     The Company accounts for deferred income taxes using the liability method. Deferred income taxes will be computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between tax expense and taxes currently payable will be reflected in the financial statements as deferred taxes.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued

     Income Taxes, Continued

     Deferred tax assets and/or liabilities will be classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

     Disclosures about Fair Value of Financial Instruments

     The Company accounts for the value of financial instruments using the fair value method.

     Stock Based Compensation

     Statement of Financial Account Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation plans.

     As permitted by SFAS No. 123, the Company continues to account for stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Compensation cost from stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is amortized over the requisite vesting periods.

     Common Shares and Per Share Amounts

     All common shares and per share amounts have been adjusted to give retroactive effect, where applicable to the one for four reverse stock split.

     Earnings per Common Share

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". This pronouncement replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share ("EPS"), respectively. Losses for the years ended December 31, 1998 and 1997 have been calculated in accordance with this pronouncement.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued

     Earnings per Common Share, Continued

     Basic EPS is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the year. Diluted EPS is similar to Basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

     Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassification

     Certain reclassifications have been made to the 1997 financial statements in order to conform to the 1998 financial statement presentation.

3.   Property and Equipment

     Property and equipment consist of the following:

                                                                1998       1997
                                                              -------    -------

              Computers                                       $ 3,804       --

                       Less: accumulated depreciation            (370)      --
                                                              -------    -------

              Total property and equipment, net               $ 3,434       --
                                                              =======    =======

     Depreciation expense for the year ended December 31, 1998 was $370.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


4.   Deferred Income Taxes

     The components of the provision for income taxes are as follows:

                                                                1998      1997
                                                              -------   -------

          Current tax expense:
                   Federal                                       --        --
                   State                                         --        --
                                                              -------   -------
                                                                 --        --
                                                              -------   -------
          Deferred tax expense:
                   Federal                                       --        --
                   State                                         --        --
                                                              -------   -------
                                                                 --        --
                                                              -------   -------
          Total provision                                        -         -
                                                              =======   =======

     Significant components of the Company's deferred income tax assets and liabilities at December 31, 1998 and 1997 are as follows:

                                                            1998         1997
                                                        ----------     --------

          Deferred income tax asset:
                   Capitalized start-up expenses        $  399,012     $ 32,685
                   Other                                    15,716        4,900
                                                        ----------     --------

          Total deferred income tax asset                  414,728       37,585
                   Valuation allowance                    (414,728)     (37,585)
                                                        ----------     --------

          Net deferred income tax liability             $     --       $   --
                                                        ==========     ========

     Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:


                                                            1998         1997
                                                        ----------     --------

          Tax expense at U.S. statutory rate                  34.0%        34.0%
          Change in the valuation allowance                  (34.2)       (33.4)
          Other                                               (0.2)        (0.6)
                                                        ----------     --------

          Effective income tax rate                           (0.4%         --%
                                                        ==========     ========

     As  of  December  31,  1998,  the  Company  has  a  federal   research  and
     experimentation credit carryover of $15,716. The credits will begin to expire in 2011.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


5.   Related Party Transactions

     Expenses Incurred on Behalf of the Company

     An officer who is a major shareholder of the Company provides office space and clerical services to the Company, which has an annual cost of $6,000, based on the current activity level. The expense sharing was calculated based on the related entities' estimated usage of office space and support staff.

     Licensing Agreement

     In 1996 the Company entered into a licensing agreement with an individual who is an officer and major shareholder whereby the Company received the exclusive right to develop, manufacture, and market an allergy detection, non-invasive, medical device (Electronic Allergo-Sensitivity Test Device, U.S. Patent No. 5413113). The Company issued 3,200,000 shares of Company common stock for $800 at the time of the transaction to acquire the licensing agreement rights. Continuing modifications and enhancements to the technology described by the licensing agreement have been and may continue to be made during the development and testing of the medical device. It is not certain that the final technology involved in the medical device will be protected by the original patent. The licensing agreement does not require any royalty payments. The licensing agreement is for a term of five years, with options to extend the agreement for two additional five-year terms at no additional cost.

6.   Stock Based Compensation

     The options granted to purchase common stock shown below were originally indicated as options to purchase common stock of the Company and also reflected a four-for-one forward stock split effectuated by the Company after the date these options were granted. However, subsequent to year end, the Company determined that the minutes granting these options, while indicated as minutes of the Company, were actually those of Elast Technologies Corporation, a Delaware corporation ("Elast Delaware") and not those of Elast Technologies, Inc., a Nevada corporation (the "Company"). Further, it was determined that the four-for-one forward stock split had not occurred, but rather, when Elast Delaware merged with a wholly owned subsidiary of the Company on June 30, 1998, each of the issued and outstanding shares of Elast Delaware were converted to four shares of the Company's common stock. Accordingly, the information presented below has been revised to reflect options of Elast Delaware as originally granted by its Board of Directors.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


6.   Stock Based Compensation, Continued

     On February 13, 1998, the Board of Directors of Elast Delaware granted 100,000 options to purchase common stock to three members of the Board of Directors of Elast Delaware in recognition of their service to it. Accordingly, 300,000 options with a three year term were issued to the Directors at an exercise price of $2.00 per share. Two of the Directors are employees of Elast Delaware, and their options were accounted for under APB No. 25. The options were granted at prices which equaled or exceeded the fair value of Elast Delaware's common stock at the date of grant. Consequently, no expense was recognized in connection with the issuance of these 200,000 options. The 100,000 options issued to the nonemployee director were valued in accordance with the provision of SFAS No. 123 and determined to have no value, therefore no expense was recognized.

     The following summarizes information about stock options of Elast Delaware granted and outstanding at December 31, 1998 and 1997, and changes during the years then ended:

                                                1998                1997
                                          -----------------   -----------------
                                                    Exercise            Exercise
                                          Options    Price    Options    Price
                                          -------   -------   -------   -------
          Outstanding at beginning
            of year                          --        --        --        --
          Granted                         300,000   $  2.00      --        --
                                          -------   -------   -------   -------
          Outstanding at end of year      300,000   $  2.00      --        --
                                          =======   =======   =======   =======

     The Company continues to account for stock-based compensation to employees using the intrinsic value method as prescribed in APB No. 25 under which no compensation cost for options is recognized for options granted at or above fair market value of the Company's common stock at the date of grant. Had consideration been given to compensation expense for options calculated based upon fair values at the grant dates in accordance with SFAS No. 123, there would be no effect on the Company's pro forma net loss and net loss per share.

     The fair value of each option granted was estimated at the date of grant using the Black-Scholes Option Pricing Model (the "BSOPM"). The weighted average assumptions used to calculate the minimum values of the stock options granted in 1998 are a dividend yield of 0%, risk-free interest rate at 5.00%, an expected stock price volatility of zero, and an expected contractual life of 3 years, which resulted in no value ascribed to the options granted during 1998.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


6.   Stock Based Compensation, Continued

     The BSOPM was developed for use in estimating the fair value of traded options. The Company's employee stock options have characteristics significantly different from those of traded options, such as vesting restriction and extremely limited transferability. In addition, the assumptions used in option valuation models are highly subjective, particularly the expected stock price volatility of the underlying stock. Because changes in these subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.

7.   Stock Purchase Warrants

     The Company's private placement offering of stock in 1996 was accomplished with the sale of 136,668 units comprised of four shares of common stock and four stock purchase warrants. The stock purchase warrants were immediately exercisable upon issuance and all but 40,032 have been exercised. The stock purchase warrants provide for an exercise price of $0.38 and they expire on September 30, 1999.

8.   Loss Per Common Share

     In the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share". Loss per common share has been calculated in accordance with this statement.

     Basic and diluted loss per common share have been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

     The computations of basic and diluted loss per common share for the years ended December 31, 1998 and 1997 are as follows:

                                                                   Period from
                                                                   June 12, 1996
                                       Year Ended    Year Ended   (Inception) to
                                      December 31,  December 31,   December 31,
                                         1998          1997            1998
                                      -----------   -----------    -------------
     Net loss available to common
       stockholders                   $(1,102,374)  $   (62,722)    (1,203,405)
     Weighted-average shares,
       basic and diluted                5,798,194     3,768,004      4,579,954
                                      -----------   -----------    -----------
     Loss per common share,
       basic and diluted              $     (0.19)  $     (0.02)   $     (0.26)
                                      ===========   ===========    ===========

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


8.   Loss Per Common Share, Continued

     The effect of the potentially dilutive securities listed below was not included in the computation of diluted loss per share because to do so would have been antidilutive for the periods presented.

                                                                   Period from
                                                                   June 12, 1996
                                       Year Ended    Year Ended   (Inception) to
                                      December 31,  December 31,   December 31,
                                         1998          1997            1998
                                      -----------   -----------    -------------
Shares of common stock issuable under:
         Stock options of subsidiary      300,000          --            300,000
         Stock purchase warrants           40,032        40,032           40,032
                                      -----------   -----------    -------------

                                          340,032        40,032          340,032
                                      ===========   ===========    =============

9.   Stock Transactions

     Shares Issued to Acquire a License Agreement

     In 1996, the Company issued 3,200,000 shares of its stock for $800 to obtain a licensing agreement from an individual, who is an officer of the Company (Note 5).

     Shares Issued for Services

     In 1996, the Company issued 21,332 shares for legal services related to corporate formation and preparation of the Company's private placement memorandum. The shares of Company stock were issued for legal services valued at $6,719.

     In 1998 the Company issued 270,000 shares for consulting and engineering services and employee compensation as follows:

          Consultants were issued 115,000 shares as additional recognition of their services to the Company. The shares were valued at their fair value at the time of issuance, $1.50 per share.

          Outside engineers were issued 55,000 shares as additional recognition of their services to the Company. The shares were valued at fair value at the date of their issuance, $1.54 per share.

          An officer and major shareholder was issued 100,000 shares as additional recognition of his continuing efforts related to the development of the technology. The shares were valued at their fair value at the date of issuance, $1.50 per share.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


9.   Stock Transactions, Continued

     Private Placement Offerings

     In 1996, the Company, in a private placement offering, sold 546,672 units consisting of one share of common stock and one stock purchase warrant ("warrants") at an exercise price of $0.38 per share. The warrants were redeemable at $0.38 per warrant immediately upon issuance, and they will expire on September 30, 1999.

     In 1998, the Company, in a private placement offering, sold 394,000 shares of common stock at $0.50 per share.

     Common Shares Issued for Warrants Exercised

     During 1997, 506,640 warrants were exercised resulting in the issuance of 506,640 shares of common stock.

     Shares Issued for Raising Capital

     In 1998, the Company issued 1,007,472 shares of stock for consulting services related to the acquisition of Med Mark, Inc. (a reverse merger). The shares were valued at $0.38 per share.

     Acquisition of Med Mark, Inc. (Reverse Merger)

     On June 10, 1998, the Company acquired all of the outstanding common stock of Elast Delaware in a business combination accounted for as a purchase. For accounting purposes, the acquisition has been treated as the acquisition of the Company by Elast Delaware with Elast Delaware as the acquiror (reverse acquisition). The effective purchase price was 1,220,000 shares of the Company's common stock. The Company, formerly known as Med Mark, had no operations as of the acquisition date. No goodwill has been recorded as a result of this transaction. As this transaction is treated as a reverse merger acquisition, the historical financial statements prior to June 10, 1998 are those of Elast Delaware.

     Stock Issued to Correct a Stock Issuance Error

     In 1998, the Company issued 13,332 shares to correct an error on a previous stock issuance.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


10.  Management's Plan, (Unaudited)

     At the balance sheet date:

     o    The Company is a non-operating development stage company.

     o    It had sufficient cash to cover its obligations.

     Management has been devoting substantially all of its efforts to the development and testing of the allergy detection, non-invasive, medical device. Once testing is completed and FDA approval is received, the Company will manufacture about 200 units. These initial units have been identified for a select target group of physicians for a Beta test. The group will include eye, ear, nose, throat specialists, clinical ecologists, and allergy specialists, naturopaths, chemical ecologists, and chiropractors. Upon completing of this test, the device will be marketed to all physicians and hospitals to test for prescription drug compatibility with patients to avoid Iatrogenic (drug related) illness. It is anticipated this portion of management's plan will be completed in approximately twenty-four months. The Company's overall operating plan is to market the initial product as a stand-alone device that can be attached to personal computers. Once the product gains acceptance in the medical community, a patient home testing version of the unit will be developed. To achieve its plan, management is also aware that it must secure additional investment capital.

11.  Year 2000 Disclosure (Unaudited)

     The Company has conducted a comprehensive review of its computer operations to identify the systems that could have been adversely affected by the Year 2000 Issue and has developed and implemented a plan that it believes has resolved the issue. The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's programs that have time-sensitive software might have recognized a date using "00" as the year 1900 rather than the year 2000. This could have resulted in a system failure or miscalculations. The Company presently believes that, with its existing software and conversions to new software, the Year 2000 problem will not pose significant operational problems for the Company's computer systems as converted.

                            Elast Technologies, Inc.
                          (A Development Stage Company)

              Notes to Consolidated Financial Statements, Continued

                 For the Years Ended December 31, 1998 and 1997
     And for the Period from June 12, 1996 (Inception) to December 31, 1998

--------------------------------------------------------------------------------


12.  Subsequent Event

     On March 3, 1999, the Company filed Form 10-SB with the Securities and Exchange Commission. The Company, by meeting the definition of a "small business issuer", was able to utilize Form 10-SB for registration of its securities under the Securities Exchange Act of 1934.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

The financial statements of the Company at December 31, 1998, and 1997, and for the years then ended, and for the period from incorporation to December 31, 1998, and the unaudited interim financial statements through September 30, 1999, appearing in this Prospectus and Registration Statement have been audited by Kelly & Company, Certified Public Accountants, and are included in reliance upon such reports given upon the authority of Kelly & Company as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company has filed a Registration Statement on Form SB-2 with the Commission pursuant to the 1933 Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by such reference to such exhibit.

On March 3, 1999, the Company filed a Registration Statement on Form 10-SB, which cleared comments with the Commission on or about September 1, 1999. The Company is now a reporting company with the Commission, and will provide an annual report to its security holders, which will include audited financial statements. The public may read and copy any materials filed with the Commission, including the Company's Registration Statement on Form SB-2 and the Registration Statement on Form 10-SB, and all exhibits and schedules thereto, at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Securities and Exchange Commission. The public may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.


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

                                TABLE OF CONTENTS

Item Number Caption                                                        Page
----------- -------                                                        ----
    3.      Summary Information...............................................4
            Risk Factors......................................................6
                     Limited Operating History................................6
                     Regulatory Approvals May Not Be Granted..................6
                     Competition .............................................7
                     Compliance with Environmental Laws.......................7
                     Uninsured Losses; Acts of God............................7
                     Market Forces............................................8
                     Future Capital Needs and Uncertainty of Additional
                       Funding................................................8
                     Limited Protection of Proprietary Technology.............9
                     Rapid Technological Change...............................9
                     Key Personnel...........................................10
                     Conflicts of Interest...................................10
                     Dependence on Management................................10
                     Limitation of Liability of Officers and Directors.......10
                     Penny Stock Regulation..................................11
                     Control by Existing Shareholders; Anti-Takeover
                       Provisions............................................11
                     Securities Market Factors...............................11
                     No Foreseeable Dividends................................11
                     No Assurances of Revenue or Operating Profits...........11
                     Federal Income Tax Consequences.........................11
                     Impact of the Year 2000 (Y2K Issues)....................12
    4.      Use of Proceeds................................................. 13
    5.      Determination of Offering Price..................................13
    6.      Dilution.........................................................13
    7.      Selling Security Holders.........................................13
    8.      Plan of Distribution.............................................14
    9.      Legal Proceedings................................................15
    10.     Directors, Executive Officers, Promoters and Control Persons.....15
    11.     Security Ownership of Certain Beneficial Owners and Management...17
    12.     Description of Securities........................................18
    13.     Interest of Named Experts and Counsel............................19
    14.     Disclosure of Commission Position on Indemnification for
             Securities Act Liabilities......................................19
    15.     Organization Within Last Five Years..............................19
    16.     Description of Business..........................................19
    17.     Management's Discussion and Analysis of Financial Condition
            and Results of Operations........................................21
    18.     Description of Property..........................................25
    19.     Certain Relationships and Related Transactions       ............25
    20.     Market for Common Equity and Related Stockholder Matters.........25
    21.     Executive Compensation...........................................26
    22.     Financial Statements.............................................27
    23.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.........................................35
            Legal Matters....................................................35
            Experts..........................................................35
            Additional Information...........................................35

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Article Twelfth of the Company's Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

The Company will enter into indemnification agreements with each of its executive officers pursuant to which the Company agrees to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been an officer or director or employee of the Company. In order to be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution

The Company will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Stockholders, and any stock transfer taxes payable by reason of any such sale. The estimated expenses of issuance and distribution are set forth below.

Registration Fees                       Approximately        $551.00
Transfer Agent Fees                     Approximately        $200.00
Costs of Printing and Engraving         Approximately        $300.00
Legal Fees                              Approximately     $10,000.00
Accounting Fees                         Approximately      $7,500.00

Item 26. Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about December 9, 1996, Elast Delaware sold 136,668 units, at $1.50 per unit, in a private placement offering in reliance upon the exemptions from registration provided in Sections 4(2), 4(6) and 3(b) of the Securities Act of 1933, as amended, and Regulation D promulgated by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. Each unit was comprised of one share of Elast Delaware's unregistered and restricted one mill ($.001) par value common stock and one warrant to purchase an additional unregistered and restricted share of Elast Delaware's common stock at a price of $1.50 per share. The offering price for the units was arbitrarily set by Elast Delaware and had no relationship to assets, book value, revenues or other established criteria of value. The warrants and the shares of common stock issuable upon its exercise were non-transferrable and were restricted securities as defined by Rule 144 of the Securities Act of 1933. The proceeds of the offering were used to pay for past expenses incurred in designing the ELAST Device and for costs incurred to refine, engineer and test the ELAST Device and to produce and market a limited initial production run of the Device, and also to pay Elast Delaware's start-up costs, including legal fees and equipment and office expenses. There were 136,668 warrants issued as a result of the 1996 private placement offering which expire on September 30, 1999. As of June 30, 1998, 126,668 of the warrants have been exercised at $1.50. There were no commissions paid on the sale of units.

On July 7, 1999, the Company, in a private placement offering to certain Australian investors, sold units of ownership interest in the Company consisting of an aggregate 500,000 shares of the Company's $.001 par value common stock and 500,000 detachable five-year warrants to purchase an additional 500,000 shares of the Company's common stock at an exercise price of $2.40 per share. In July, 1999, the Company received payment of $250,000 and recorded a common stock receivable of $250,000. The common stock receivable was collected on or about October 15, 1999. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 set forth in Regulation S promulgated by the Securities and Exchange Commission. Specifically, the offer was made to "non U.S. persons outside the United States of America", as that term is defined under applicable federal and state securities laws. The offering price for the shares was arbitrarily set by the Company and had no relationship to assets, book value, revenues or other established criteria of value.

In November, 1999, the Company, in a private placement offering to certain accredited investors, sold an aggregate of 625,000 shares of the Company's $.001 par value common stock at $1.00 per share.

Item 27. Exhibits.

     Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

1           Underwriting Agreement (not applicable)

2           Plan of Merger*

3.1         Articles of Incorporation* (Charter Document)

3.2         Certificate  of  Amendment  to Articles of  Incorporation*  (Charter
            Document)

3.3         Bylaws*

5.          Opinion Re: Legality*

8.          Opinion Re: Tax Matters (not applicable)

9.          Voting Trust Agreement (not applicable)

11          Computation of Per Share Earnings**

10.1        Agreement with RiverPlate Securities Pty Ltd.*** (material contract)

11.         Statement Re: Computation of Per Share Earnings**

15.         Letter on Unaudited Interim Financial Information**

21.         Subsidiaries of the Registrant**

23.1        Consent of Auditors*

23.2        Consent of Counsel*

24.         Power of Attorney

27.         Financial Data Schedule*

*Previously filed as exhibits to Amendment No. 1 to Registration Statement on Form 10-SB filed with the Commission on August 2, 1999.
**Included in financial statements
***Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB on November 12, 1999.

Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Newport Beach, California, on December 1, 1999.

                                          Elast Technologies, Inc.,
                                          a Nevada corporation

                                          By:
                                             -------------------------
                                               Thomas Krucker
                                          Its: President and Secretary

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Thomas Krucker (Ted Hamilton?) with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the 1933 Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

ELAST TECHNOLOGIES, INC.

Thomas Krucker
----------------------------                        December 1, 1999
President and Director


Robert Milne
----------------------------
Director